Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-266389, 333-266389-01

PROSPECTUS SUPPLEMENT

(To prospectus dated July 29, 2022)

Piedmont Operating Partnership, LP

$400,000,000 6.875% Senior Notes due July 15, 2029

guaranteed by

Piedmont Office Realty Trust, Inc.

Piedmont Operating Partnership, LP (the “Operating Partnership”), the primary operating subsidiary of Piedmont Office Realty Trust, Inc. (the “REIT”), is offering $400,000,000 aggregate principal amount of 6.875% Senior Notes due July 15, 2029 (the “notes”).

Interest on the notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2025. The notes will mature on July 15, 2029, unless earlier redeemed as described in this prospectus supplement. The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of notes—Interest—Interest rate adjustment of the notes based on certain rating events.”

We intend to use the net proceeds from this offering to repay borrowings outstanding under our 2023 term loan (as defined in “Description of other indebtedness”) and our 2022 line of credit (as defined in “Description of other indebtedness”), with any remaining amounts being used for working capital, capital expenditures and other general corporate purposes, which may include repayment of other borrowings outstanding. See “Use of Proceeds.”

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities of the Operating Partnership’s subsidiaries, whether secured or unsecured. The REIT will fully and unconditionally guarantee the payment of principal and interest on the notes. The guarantee will be a senior unsecured obligation of the REIT and rank equally with all other senior unsecured obligations of the REIT and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities of the REIT’s subsidiaries, whether secured or unsecured.

The Operating Partnership has the option to redeem the notes prior to maturity, in whole at any time or in part from time to time, at the redemption prices described under the caption “Description of notes—Optional redemption.”

The notes and the guarantee will not be listed on any securities exchange. Currently, there is no public market for the notes.

You should consider the risks that we have described in “Risk factors” beginning on page S-6 of this prospectus supplement, as well as those described in the REIT’s most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making a decision to invest in the notes.

	Per Note	Total
Public offering price(1)	98.993%	$395,972,000
Underwriting discount	0.600%	$2,400,000
Proceeds, before expenses, to Piedmont Operating Partnership, LP	98.393%	$393,572,000

(1)	Plus accrued interest from June 25, 2024 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or before June 25, 2024.

Joint Book-Running Managers

BofA Securities	Wells Fargo Securities	J.P. Morgan	Truist Securities

Morgan Stanley	TD Securities	US Bancorp

Co-Managers:

PNC Capital Markets LLC	Scotiabank	Ramirez & Co., Inc.

The date of this prospectus supplement is June 13, 2024.

Prospectus Supplement

Prospectus

S-i

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes being offered hereby and other information you should know before investing in the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Piedmont Operating Partnership, LP is a Delaware limited partnership. Piedmont Office Realty Trust, Inc. is a Maryland corporation and the sole general partner of the Operating Partnership. Our principal executive offices are located at 5565 Glenridge Connector, Ste. 450, Atlanta, Georgia 30342. Our main telephone number is (770) 418-8800 and our website is http://www.piedmontreit.com. Information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Piedmont,” “we,” “us” and “our” refer, collectively, to Piedmont Office Realty Trust, Inc. and its consolidated subsidiaries, including Piedmont Operating Partnership, LP and its subsidiaries and joint ventures; references to the “Company” refer only to Piedmont Office Realty Trust, Inc., and not to any of its subsidiaries or affiliates.

S-ii

Cautionary note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that the REIT files with the Securities and Exchange Commission (the “SEC”) or in connection with other written or oral statements made to the press, potential investors or others. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements. Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words.

These statements are based on beliefs and assumptions of our management, which in turn are based on information available at the time the statements are made. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•

Economic, regulatory, socio-economic (including work from home), technological (e.g., artificial intelligence and machine learning, Zoom, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;

•	The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;

•	Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;

•	Impairment charges on our long-lived assets or goodwill resulting therefrom;

•

The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;

•

The illiquidity of real estate investments, including economic changes, such as rising interest rates, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;

•	The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;

•	Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;

•	Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;

•

Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public’s reaction to reported cybersecurity incidents;

S-iii

•	Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;

•	Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;

•

Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;

•	Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;

•	Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings;

•

A downgrade in our credit ratings, the credit ratings of the Operating Partnership or the credit ratings of our or the Operating Partnership’s unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;

•	The effect of future offerings of debt or equity securities on the value of our common stock;

•	Additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession;

•	Uncertainties associated with environmental and regulatory matters;

•

Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;

•	The effect of any litigation to which we are, or may become, subject;

•

Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;

•

Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;

•	The future effectiveness of our internal controls and procedures;

•	Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and

•

Other factors, including the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated into this prospectus supplement by reference.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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Where you can find more information

We have filed a registration statement on Form S-3 (Nos. 333-266389 and 333-266389-01) with the SEC in connection with this offering. In addition, the REIT files annual, quarterly and current reports, proxy statements and other information with the SEC. The REIT’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Except as specifically described below, information included on the SEC’s website is not incorporated by reference into this prospectus supplement.

The SEC allows the REIT to “incorporate by reference” information in documents that have been filed with it. We have elected to use a similar procedure in connection with this prospectus supplement, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that were filed by the REIT with the SEC and any future filings made by the REIT with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all the securities offered by this prospectus supplement; provided, however, that we are not incorporating by reference any information furnished to (but not filed with) the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on April 30, 2024;

•	Current Reports on Form 8-K filed with the SEC on January 30, 2024 and May 7, 2024; and

•

the portions of the Definitive Proxy Statement on Schedule 14A for the REIT’s Annual Meeting of Stockholders held on May 7, 2024, as supplemented and amended by a Supplement to such Definitive Proxy Statement, incorporated by reference to the Annual Report for the year ended December  31, 2023, as filed with the SEC on March  14, 2024 and April 10, 2024, respectively.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Piedmont Office Realty Trust, Inc.

5565 Glenridge Connector, Ste. 450

Atlanta, Georgia 30342

Attention: Chief Financial Officer

In making your investment decision, you should rely on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we provide you in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with different information. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus that we may prepare in connection with this offering is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

S-v

Summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision to invest in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Piedmont Office Realty Trust, Inc. and Piedmont Operating Partnership, LP

Piedmont Office Realty Trust, Inc. is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust for federal income tax purposes and engages in the ownership, management, development, redevelopment, and operation of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. The REIT was incorporated in 1997 and commenced operations in 1998. The REIT conducts business through its wholly-owned subsidiary, Piedmont Operating Partnership, LP, a Delaware limited partnership. The Operating Partnership owns properties directly, through wholly-owned subsidiaries, and through various joint ventures which it controls.

As of March 31, 2024, we owned and operated a portfolio comprised of 32 in-service office projects and two redevelopment assets. The in-service office projects total approximately 16.0 million square feet of primarily Class A office space and were 87.8% leased as of March 31, 2024. We typically lease space to creditworthy corporate or governmental tenants on a long-term basis, and our average lease size is approximately 15,000 square feet with an average lease term remaining of approximately six years.

Since the onset of the COVID-19 pandemic, we have leased more than 8.5 million square feet, representing over 50% of our current portfolio. During that period, we have seen leasing activity shift to small and medium sized corporate tenants, including an approximately 70% increase in new leases of less than 15,000 square feet over the last twelve months relative to 2019, the last year prior to the COVID-19 pandemic. The weighted average lease term (based on annualized lease revenue) for new leases executed during the period from July 2020 through May 2024 was approximately 8.9 years. Leasing success has not been determined by the age of the particular asset, but instead by a variety of factors impacting a building’s profile, such as location, accessibility, amenities, landlord access to capital, and a pro-business economic community. Our portfolio provides amenity-rich environments, consisting of collaboration and training spaces (at projects representing 86% of annualized lease revenue), various types of food and beverage offerings (at projects representing 95% of annualized lease revenue), health and wellness centers (at projects representing 91% of annualized lease revenue), and outdoor meeting spaces (at projects representing 80% of annualized lease revenue). On average, we have retained approximately 70% of our customers since 2021.

We have assembled highly concentrated and dominant nodes within select submarkets of what we believe to be some of the nation’s healthiest metropolitan statistical areas, which currently allows us to ask for premium rents for certain of our properties in these submarkets relative to what we believe is a market rate in these submarkets, including Atlanta (Cumberland/Galleria) (25% premium to current market rates), Atlanta (Midtown) (19% premium to current market rates), Boston (Burlington) (13% premium to current market rates) and Orlando (CBD) (7% premium to current market rates). We believe our average in-place rental rates across most assets in our portfolio remain below current asking rates, representing an embedded 5% to 10% increase in annual cash flow for these properties as leases renew or are replaced over time and consistent with our record of eight straight years of positive cash rental rate roll ups.

While we are headquartered in Atlanta, Georgia, we maintain local property management offices in each of our markets. We value operational excellence and are a leading participant among REITs based on the number of buildings owned and managed with Building Owners and Managers Association (“BOMA”) 360 designations. BOMA 360 is a program that evaluates a building’s operations and management and benchmarks its performance against industry standards. As of March 31, 2024, properties representing approximately 97% of our portfolio (based on square footage) had achieved such a designation, recognizing excellence in building operations and management. In addition to operational excellence, we also focus on environmental sustainability initiatives at our properties. In 2024, we were named an ENERGY STAR Partner of the Year for the fourth consecutive year, this year adding the “Sustained Excellence” distinction, which is awarded to organizations who have earned partner of the year for several consecutive years and have gone beyond the criteria needed to qualify for recognition. We are five-star rated by GRESB (formerly the Global Real Estate Sustainability Benchmark), an internationally recognized benchmark assessing the environmental, social and governance performance of real estate and infrastructure. We have also been designated as a Green Lease Leader by the Institute for Market Transformation and the U.S. Department of Energy’s Better Buildings Alliance from 2022-2024. As of March 31, 2024, approximately 72% of our portfolio (based on square footage) had achieved and maintains Leadership in Energy and Environmental Design (LEED) certification and approximately 62% of the portfolio (based on square footage) had been certified as LEED Gold or higher.

The offering

The following is a brief summary of certain terms of the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete description of the terms of the notes, you should read the section entitled “Description of notes” in this prospectus supplement.

Issuer	Piedmont Operating Partnership, LP

Guarantor	Piedmont Office Realty Trust, Inc.

Notes offered	$400,000,000 aggregate principal amount of 6.875% senior notes due July 15, 2029.

Ranking of notes	The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

Guarantee	The notes will be fully and unconditionally guaranteed by the REIT. The REIT guarantee will be a senior unsecured obligation of the REIT and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The REIT’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries.

Maturity	The notes will mature on July 15, 2029, unless earlier redeemed.

Interest	The notes will bear interest at a rate of 6.875% per year, subject to adjustment as described herein. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2025.

Interest rate adjustment	The interest rate payable on the notes will be subject to adjustment based on certain rating events See “Description of notes—Interest—Interest rate adjustment of the notes based on certain rating events.”

Optional redemption	Prior to June 15, 2029, (one month prior to the maturity date of the notes, the “Par Call Date”), the Operating Partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) a “make-whole” amount and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption. On or after the Par Call Date, the Operating Partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption. See “Description of notes—Optional redemption.”

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture.

Certain covenants	The indenture that will govern the notes will not prohibit the Operating Partnership, the REIT or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the Operating Partnership, the REIT and their subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and, in addition, the Operating Partnership, the REIT and their subsidiaries may incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Description of notes—Certain covenants.”

Use of proceeds	We expect the net proceeds from this offering will be approximately $392,506,000, after deducting the underwriters’ discount and commissions and the estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering, together with cash on hand, if necessary, to repay borrowings outstanding under our 2023 term loan and our 2022 line of credit, with any remaining amounts being used for working capital, capital expenditures and other general corporate purposes, which may include repayment of other borrowings outstanding. See “Use of Proceeds.”

No public market	The notes will not be listed on any securities exchange. The notes are a new issue of securities with no established market.

Trustee	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the indenture relating to the notes.

Additional notes	The Operating Partnership may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and the date upon which the first payment of interest is made. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Risk factors	See “Risk factors” included on page S-6 of this prospectus supplement, in the REIT’s most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Risk factors

Investment in the notes offered pursuant to this prospectus supplement and the accompanying prospectus involves substantial risks. The trading price of the notes could decline due to the materialization of any of these risks, and you may lose all or part of your investment. In consultation with your own financial and legal advisers, you should carefully consider the risk factors set forth below, as well as the risks identified under “Risk Factors” in our most recently filed Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and the other information that we file with the SEC, each of which are incorporated herein by reference, before making an investment decision. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

Similarly, the REIT’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The REIT’s guarantee of the notes will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries.

In the event of the bankruptcy, liquidation, reorganization or other winding up of the Operating Partnership or the REIT, assets that secure any of their respective secured indebtedness and other secured obligations will be available to pay their respective obligations under the notes or the guarantee, as applicable, and their other respective unsecured indebtedness and other unsecured obligations only after all of their respective indebtedness and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes or the guarantee, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiaries of the Operating Partnership or the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the REIT (including the guarantee), as the case may be, will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that the Operating Partnership or the REIT is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by the Operating Partnership or the REIT, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the REIT (including the guarantee), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than the Operating Partnership or the REIT, as the case may be.

As of March 31, 2024, the Operating Partnership had approximately $1.9 billion aggregate principal amount of senior unsecured indebtedness and no outstanding secured or mortgage indebtedness. As of March 31, 2024, the REIT had no outstanding indebtedness and had guaranteed the Operating Partnership’s senior unsecured indebtedness. As of March 31, 2024, the subsidiaries of the Operating Partnership had $195.0 million of outstanding mortgage indebtedness, and trade payables and other liabilities (but excluding intercompany liabilities) representing total liabilities of the subsidiaries of approximately $206.2 million as of March 31, 2024. In addition, as of March 31, 2024, the subsidiaries of the Operating Partnership did not guarantee any indebtedness of the Operating Partnership.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

Our failure to pay amounts due in respect of any of our indebtedness when due may constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or strategic acquisitions and alliances. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations.

The REIT has no significant operations, other than as the Operating Partnership’s general partner and through its other subsidiaries, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership.

The notes will be guaranteed by the REIT. However, the REIT has no significant operations, other than as general partner of the Operating Partnership, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership. Furthermore, the REIT’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness or guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries.

Despite our existing indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.

We may incur substantial additional indebtedness in the future. Although the instruments governing our unsecured and secured indebtedness including the indenture governing the notes, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market, and we cannot assure you that an active trading market for the notes will develop or continue. If traded after their initial issuance, the notes may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they may make a market in the notes. However, the underwriters will not be obligated to do so. Any market-making activity, if initiated, may be discontinued at any time and without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes. The liquidity of any market for the notes will depend upon, among other facts, the number of holders, our results of operations and financial condition, the market for similar securities and the interest of securities dealers in making a market in the notes.

The market price of the notes may be subject to fluctuations.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial performance;

•	the amount of our outstanding indebtedness;

•	prevailing market interest rates;

•	the market for similar securities;

•	the ratings of the notes;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

A downgrade in our credit rating could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the Operating Partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the Operating Partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and could also have a material adverse effect on the market value of the notes. In addition, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes as described in “Description of notes—Interest—Interest rate adjustment of the notes based on certain rating events” and may be increased as a result of any downgrade or lowering of the credit ratings associated with the notes.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

The indenture will not afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Operating Partnership or the REIT, (2) a change of control of the Operating Partnership or the REIT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or the REIT’s assets or similar transactions that may adversely affect the holders of the notes. The Operating Partnership or the REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of the Operating Partnership’s or the REIT’s assets or a merger or consolidation that may increase the amount of the Operating Partnership’s or the REIT’s indebtedness or substantially change the Operating Partnership’s or the REIT’s assets, which may have a material adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes, or on the REIT’s ability to pay amounts due under its guarantees of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require the Operating Partnership or the REIT to repurchase or redeem the notes in the event of a transaction of the nature described above.

The indenture governing the notes contains restrictive covenants that limit our operating flexibility.

The indenture, which governs the notes, contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

In addition, the instruments governing the Operating Partnership’s other unsecured indebtedness require it to meet specified financial covenants, including covenants relating to fixed charge coverage, the amount of secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Operating Partnership’s ability to expand or fully pursue its business strategies. The Operating Partnership’s ability to comply with these provisions and those contained in the indenture governing the notes, may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants, including those contained in the indenture, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the REIT or could subordinate the guarantee to all other debts and guarantees of the REIT if, among other things, the REIT, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	the REIT was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the REIT was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the REIT intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the REIT pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the REIT or to a fund for the benefit of the creditors of the REIT.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void the REIT’s guarantee of the notes, without regard to the above factors, if it found that the REIT entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the REIT for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the REIT under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the REIT under its guarantee.

If the court were to void the REIT’s guarantee, require the return of monies paid by the REIT under its guarantee or subordinate the guarantee to other obligations of the REIT, we could not assure you that funds to pay the notes would be available from the Operating Partnership or any of our other subsidiaries or from any other source.

If the IRS makes audit adjustments to the Operating Partnership’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from the Operating Partnership, in which case the amount of cash available for payment of principal and interest on the notes could be substantially reduced.

Under the rules governing U.S. federal income tax audits of partnerships (such as the Operating Partnership), which generally took effect on January 1, 2018, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto could be assessed and collected, at the partnership level. In the event of an IRS audit, absent available elections, it is possible the Operating Partnership could be required to pay additional taxes, interest and penalties as a result of an audit adjustment. If the Operating Partnership is required to make any such payments of taxes, penalties and interest, its cash available for payment of principal and interest on the notes could be substantially reduced.

Use of proceeds

We intend to use the net proceeds from this offering, together with cash on hand, if necessary, to repay borrowings outstanding under our 2023 term loan and our 2022 line of credit, with any remaining amounts being used for working capital, capital expenditures and other general corporate purposes, which may include repayment of other borrowings outstanding.

Our 2023 term loan has a maturity date of January 31, 2025 and currently bears interest at adjusted daily effective secured overnight financing rate (SOFR) plus 130 basis points. As of the date hereof, $25 million of the 2023 term loan is outstanding and may be paid off without any penalty. Our 2022 line of credit has a maturity date of June 30, 2026, and the Operating Partnership may extend the term for up to one additional year (through two available six-month extensions) subject to the terms and conditions of such extensions. The 2022 line of credit currently bears interest at adjusted daily effective secured overnight financing rate (SOFR) plus 104 basis points. As of the date hereof, $200 million of the 2022 line of credit is outstanding. See “Description of other indebtedness” for further information on our 2023 term loan and our 2022 line of credit.

Certain of the underwriters are lenders under our 2023 term loan, our 2022 line of credit or our other outstanding indebtedness. As a result, certain of the underwriters may receive a portion of the net proceeds from the offering of the notes.

Capitalization

The following table sets forth our consolidated cash and capitalization as of March 31, 2024 on an actual basis and an as adjusted basis to give effect to the offering of the notes and the use of proceeds therefrom. See “Use of proceeds.” This table should be read in conjunction with, and is qualified in its entirety by reference to, the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes.

	As of March 31, 2024
(Dollars in thousands)	Actual	As adjusted(1)
Cash and cash equivalents:(2)	$3,544	$159,078

Debt:
$197 million fixed rate mortgage	$195,028	195,028
$215 million unsecured 2023 term loan	25,000	—
$250 million unsecured 2018 term loan	250,000	250,000
$600 million 9.25% unsecured senior notes due 2028	600,000	600,000
$600 million 2022 line of credit	216,000	—
$200 million unsecured 2024 term loan	200,000	200,000
$300 million 3.15% senior notes due 2030	300,000	300,000
$300 million 2.75% senior notes due 2032	300,000	300,000
Notes offered hereby(1)	—	400,000
Net discounts and unamortized debt issuance costs	(15,958)	(19,424)

Total debt	$2,070,070	$2,225,604
Stockholder’s equity:
Shares-in-trust, no par value, 150,000,000 shares authorized, none outstanding, actual and as adjusted	—	—
Preferred stock, no par value, 100,000,000 shares authorized, none outstanding, actual and as adjusted	—	—
Common stock, $0.01 par value per share, 750,000,000 shares authorized, 123,887,808 shares issued and outstanding, actual and as adjusted	1,239	1,239
Additional paid-in capital	3,717,599	3,717,599
Cumulative distributions in excess of earnings	(2,030,389)	(2,030,389)
Accumulated other comprehensive loss	(8,090)	(8,090)

REIT stockholders’ equity	1,680,359	1,680,359
Noncontrolling Interest	1,553	1,553

Total stockholders’ equity	1,681,912	1,681,912

Total capitalization	$3,751,982	$3,907,516

(1)	Reflects the aggregate principal amount of the notes offered and does not reflect any original issue discount on the notes.
(2)	Assumes underwriting discount and offering expenses are paid out of cash on hand.

Description of other indebtedness

$197 million fixed rate mortgage

On August 10, 2022, the Operating Partnership entered into a Loan Assignment and Assumption Agreement for a $197 million fixed rate mortgage secured by 1180 Peachtree Street in Midtown Atlanta (the “fixed rate mortgage”). The fixed rate mortgage has a final maturity date of October 1, 2028.

Interest only at a fixed rate of 4.1% per annum was payable until October 1, 2023, at which point the fixed rate loan became amortizing.

$215 million unsecured 2023 term loan

On January 31, 2023, the Operating Partnership entered into a $215 million, floating-rate, unsecured term loan facility (the “2023 term loan”). On January 30, 2024, the Operating Partnership paid down $190 million of the 2023 term loan and exercised its option to extend the remaining $25 million for an additional year for a final maturity date of January 31, 2025. The Operating Partnership may prepay the loan in whole or in part, at any time without premium or penalty. The Operating Partnership paid customary fees to the lenders in connection with the closing of the 2023 term loan.

The 2023 term loan has the option to bear interest at varying levels based on: (i) the Daily Simple Secured Overnight Financing Rate (“SOFR”), (ii) Term SOFR for an interest period selected by the Operating Partnership of one or three months, or (iii) a Base Rate (which is defined as the greatest of (A) Bank of America’s prime rate, (B) the Federal Funds Rate plus 1/2 of 1%, (C) Term SOFR for a one-month period plus 1.0%, and (D) 1.0%), in each case plus a stated interest rate spread. The stated interest rate spread for borrowings accruing interest based on Daily Simple SOFR and Term SOFR can vary from 0.85% to 1.70%, and the stated interest rate spread for borrowings accruing interest based on the Base Rate can vary from 0.00% to 0.70%, in each case based on the current credit rating of the REIT or the Operating Partnership, whichever is higher. As of March 31, 2024, the applicable interest rate for the loan was Adjusted SOFR (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus 1.30%.

Under the terms of the 2023 term loan, the Operating Partnership is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

$250 million unsecured 2018 term loan

On March 29, 2018, the Operating Partnership entered into a 2018 term loan (the “2018 term loan”). The 2018 term loan was amended on September 28, 2018 and March 3, 2020. The 2018 term loan matures on March 31, 2025. The Operating Partnership may prepay the loan, in whole or in part, without premium or penalty.

The 2018 term loan has the option to bear interest at varying levels based on either: (i) LIBOR for an interest period selected by the Operating Partnership of one, two, three, or six months, or to the extent available from all lenders in each case, one year or periods of less than one month, or (ii) the Base Rate (which is defined as the greatest of (A) the prime rate, (B) the Federal Funds Rate plus 0.5%, or (C) LIBOR for a one-month period plus 1%); plus a stated interest rate spread based on the higher credit rating level issued for either the REIT or the Operating Partnership. The stated interest rate spread over LIBOR can vary from 0.8% to 1.60% based upon the then-current credit rating of the REIT or the Operating Partnership, whichever is higher.

In addition, on March 29, 2018, December 2, 2022 and December 12, 2022, the REIT entered into various interest rate swap agreements that have not yet expired and that effectively fix, exclusive of changes to the REIT’s credit rating, the 2018 term loan’s principal balance to an interest rate of approximately 4.79% through the maturity date of the 2018 term loan.

Pursuant to the terms of the 2018 term loan, the Operating Partnership is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40. During the six months ended June 30, 2023, Piedmont amended the 2018 term loan to convert the reference interest rate from LIBOR to SOFR, along with the various other related amendments necessary to affect this conversion.

On May 6, 2024, the Operating Partnership entered into an amendment to the 2018 term loan to conform certain terms of the 2018 term loan to the terms of the 2024 term loan and to permit the issuance of certain categories of customary permitted indebtedness.

$600 million 2022 line of credit

On June 14, 2022, the Operating Partnership amended and restated its existing $500 million unsecured 2018 line of credit. As amended and restated, the size of the line of credit expanded to $600 million and priced as of March 31, 2024 at the Adjusted Daily Effective SOFR Rate plus 104 basis points (the “2022 line of credit”).

The $500 million unsecured 2018 line of credit had an initial maturity date of September 30, 2022. As amended and restated, the maturity date of the 2022 line of credit has been extended to June 30, 2026, and the Operating Partnership may extend the term for up to one additional year (through two available six-month extensions) provided the Operating Partnership is not then in default and all representations and warranties under the 2022 line of credit are true and correct in all material respects and upon payment of applicable extension fees. Additionally, under certain terms of the agreement, the Operating Partnership may increase the new facility by up to an additional $500 million, to an aggregate size of $1.1 billion, provided that no existing bank has any obligation to participate in such increase. The Operating Partnership paid customary arrangement and upfront fees to the lenders in connection with the closing of the 2022 line of credit.

The 2022 line of credit has the option to bear interest at varying levels (determined with reference to the greater of the credit rating for the REIT or the Operating Partnership) based on (i) the Adjusted Term SOFR Rate (as defined in the 2022 line of credit’s amended and restated Revolving Credit Agreement), (ii) the Adjusted Daily Effective SOFR Rate (as defined in the 2022 line of credit’s amended and restated Revolving Credit Agreement), or (iii) the Base Rate (which is defined as the greatest of (A) the prime rate, (B) the Federal Reserve Bank of New York rate plus 0.5%, or (C) the Adjusted Term SOFR Rate for a one-month period plus 1.0%). The term SOFR loans are available with interest periods selected by the Operating Partnership of one, three, or six months. The stated interest rate spread over Adjusted SOFR can vary from 0.725% to 1.40% based upon the greater of the then current credit rating of the REIT or the Operating Partnership; provided that, upon achievement of a certain leverage ratio and dependent upon the REIT or the Operating Partnership’s then current credit rating, the applicable margin could be based upon that of the next higher credit rating. As of the closing of the 2022 line of credit, the stated Adjusted SOFR spread on the loan was 0.85%.

Under the 2022 line of credit, the Operating Partnership is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a net leverage ratio of no more than 0.60, and a secured net debt ratio of no more than 0.40.

As of March 31, 2024, the Operating Partnership had an outstanding balance of $216 million on its 2022 line of credit.

On May 6, 2024, the Operating Partnership entered into an amendment to the 2022 line of credit to conform certain terms of the 2022 line of credit to the terms of the 2024 term loan and to permit the issuance of certain categories of customary permitted indebtedness.

$300 million 3.15% senior notes due 2030

On August 12, 2020, the Operating Partnership issued $300 million in aggregate principal amount of 3.150% Senior Notes due 2030 (the “2030 notes”), which mature on August 15, 2030, pursuant to an indenture, dated as of March 6, 2014 (the “base indenture”, as amended and supplemented by a supplemental indenture, dated August 12, 2020, and together with the base indenture, the “2030 indenture”), by and among the Operating Partnership, the REIT, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

Interest on the 2030 notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021.

The 2030 notes are fully and unconditionally guaranteed on a senior unsecured basis by the REIT. The 2030 notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The REIT guarantee is a senior unsecured obligation of the REIT and ranks equally in right of payment with all of the REIT’s other existing and future senior unsecured indebtedness and guarantees.

The Operating Partnership may, at its option, redeem the 2030 notes, in whole at any time or in part from time to time, in each case prior to May 15, 2030, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2030 notes to be redeemed and (ii) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after May 15, 2030, the Operating Partnership may, at its option, redeem the 2030 notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2030 notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

The 2030 indenture contains covenants and events of default substantially similar to those that will be applicable to the notes offered hereby.

$300 million 2.75% senior notes due 2032

On September 20, 2021, the Operating Partnership issued $300 million in aggregate principal amount of 2.750% Senior Notes due 2032 (the “2032 notes”), which mature on April 1, 2032, pursuant to the base indenture, as amended and supplemented by a supplemental indenture, dated as of September 20, 2021 (together with the base indenture, the “2032 indenture”), by and among the Operating Partnership, the REIT and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

Interest on the 2032 notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2022.

The 2032 notes are fully and unconditionally guaranteed on a senior unsecured basis by the REIT. The 2032 notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The REIT guarantee is a senior unsecured obligation of the REIT and ranks equally in right of payment with all of the REIT’s other existing and future senior unsecured indebtedness and guarantees.

The Operating Partnership may, at its option, redeem the 2032 notes, in whole at any time or in part from time to time prior to January 1, 2032 at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after January 1, 2032, the Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

The 2032 indenture contains covenants and events of default substantially similar to those that will be applicable to the notes offered hereby.

$600 million 9.25% senior notes due 2028

On July 20, 2023, the Operating Partnership issued $400 million in aggregate principal amount of 9.250% Senior Notes due 2028 (together with the additional 2028 notes (as defined below), the “2028 notes”), which mature on July 20, 2028, pursuant to the base indenture, as amended and supplemented by a supplemental indenture, dated as of July 20, 2023 (together with the base indenture, the “2028 indenture”), by and among the Operating Partnership, the REIT and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

On December 11, 2023, the Operating Partnership issued an additional $200 million aggregate principal amount of the 2028 notes (the “additional 2028 notes”) under the 2028 indenture. The additional 2028 notes have the same terms as the 2028 notes, are treated as a single series of securities with the 2028 notes under the 2028 indenture, are fungible with the 2028 notes for U.S. federal income tax purposes, have the same CUSIP number as the 2028 notes and were traded interchangeably with the 2028 notes immediately upon issuance.

Interest on the 2028 notes is payable semi-annually in arrears on January 20 and July 20 of each year, commencing January 20, 2024.

The 2028 notes are fully and unconditionally guaranteed by the REIT. The 2028 notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The REIT guarantee is a senior unsecured obligation of the REIT and ranks equally in right of payment with all of the REIT’s other existing and future senior unsecured indebtedness and guarantees.

The Operating Partnership may, at its option, redeem the 2028 notes, in whole at any time or in part from time to time prior to June 20, 2028 at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after June 20, 2028, the Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

The 2028 indenture contains covenants and events of default substantially similar to those that will be applicable to the notes offered hereby.

$200 million unsecured 2024 term loan

On January 30, 2024, the Operating Partnership entered into a $200 million floating rate, unsecured, syndicated bank term loan facility (the “2024 term loan”). The term of the 2024 term loan is three years, with a scheduled maturity on January 29, 2027. The Operating Partnership may prepay the loan in whole or in part, at any time without premium or penalty. The Operating Partnership paid customary fees to the lenders in connection with the closing of the 2024 term loan.

The 2024 term loan has the option to bear interest at varying levels based on the Adjusted Daily Simple SOFR Rate (as defined in the 2024 term loan Term Loan Agreement), the Adjusted Term SOFR Rate (as defined in the 2024 term loan Term Loan Agreement), or a Base Rate (which is defined as the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate (as defined in the Term Loan Agreement) in effect on such day plus 1/2 of 1% and (iii) the Adjusted Term SOFR Rate for a one-month interest period plus 1%), in each case plus a stated interest rate spread. The stated interest rate spread for borrowings accruing interest based on the Adjusted Daily

Simple SOFR Rate and the Adjusted Term SOFR Rate can vary from 0.85% to 1.70%, and the stated interest rate spread for borrowings accruing interest based on the Base Rate can vary from 0.00% to 0.70%, in each case based on the current credit rating of the REIT or the Operating Partnership, whichever is higher. As of the closing of the 2024 term loan, the applicable interest rate for the loan was the Adjusted Daily Simple SOFR Rate plus 1.30%.

Pursuant to the terms of the 2024 term loan, the Operating Partnership is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

On May 6, 2024, the Operating Partnership entered into an amendment to the 2024 term loan to permit the issuance of certain categories of customary permitted indebtedness.

Description of notes

The notes will be issued pursuant to the base indenture, as amended and supplemented by a supplemental indenture to be dated as of June 25, 2024 (the “supplemental indenture”; the base indenture, as amended and supplemented by the supplemental indenture, is referred to in this prospectus supplement as the “indenture”), in each case among the Operating Partnership, as issuer, the REIT, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The notes will be a series of “debt securities” referred to in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture supplements, and, to the extent inconsistent, supersedes and replaces the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture and the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the form of the notes and the indenture. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where you can find more information” in this prospectus supplement.

As used in this “Description of notes”, references to the “Operating Partnership,” “we,” “our” or “us” refer solely to Piedmont Operating Partnership, LP and not to any of its subsidiaries and references to the “REIT” or “guarantor” refer solely to Piedmont Office Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The notes:

•	will be the Operating Partnership’s senior unsecured obligations;

•	will mature on July 15, 2029, unless earlier redeemed;

•	will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•	will be denominated and payable in U.S. dollars;

•

will be represented by one or more registered notes, without coupons, in global form, or global notes, but in certain limited circumstances may be represented by notes, without coupons, in certificated form. See “Book-entry settlement and clearance”;

•	will not be entitled to the benefits of, or be subject to, any sinking fund and will not entitle holders, at their option, to require the Operating Partnership to repurchase or redeem the notes;

•	will not be convertible into or exchangeable for any capital stock of the Operating Partnership or the REIT; and

•	will be guaranteed on a senior unsecured basis by the REIT.

The notes will constitute a single series of debt securities under the indenture and will initially be limited to an aggregate principal amount of $400,000,000. The Operating Partnership may, without the consent of or notice to the holders of the notes, increase the principal amount of the notes by issuing additional notes of this series from time to time in the future; provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes offered hereby. Any such additional notes will have the same terms and provisions as the notes offered hereby, except for any difference in issue date, issue price, date from which interest will begin to accrue, interest accrued prior to the issue date and first interest payment date of those additional notes. The notes offered hereby and any additional notes of this series that the Operating Partnership may issue in the future will vote and act together as a single series of debt securities under the indenture, which means that, in circumstances where the indenture provides for holders of the notes of this series to vote or take any action, the notes offered hereby and any additional notes of this series that the Operating Partnership may issue in the future will vote or take that action as a single series.

Except to the extent described below under “—Certain covenants” and in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation and Sale of Assets,” the indenture governing the notes will not prohibit the Operating Partnership or the REIT or any of the Operating Partnership’s or the REIT’s Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Operating Partnership or the REIT, (2) a change of control of the Operating Partnership or the REIT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or the REIT’s assets or similar transactions that may adversely affect the holders of the notes. The Operating Partnership or the REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of the Operating Partnership’s or the REIT’s assets or a merger or consolidation, that may increase the amount of the Operating Partnership’s or the REIT’s indebtedness or substantially change the Operating Partnership’s or the REIT’s assets, which may have a material adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes, or on the REIT’s ability to pay amounts due under its guarantees of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require the Operating Partnership or the REIT to repurchase or redeem the notes in the event of a transaction of the nature described above.

The Operating Partnership does not intend to list the notes on any securities exchange or include them on any quotation system.

Interest

Interest on the notes will accrue at the rate of 6.875% per year from and including June 25, 2024 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2025. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on January 1 or July 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest payable on the notes.

Interest rate adjustment of the notes based on certain rating events

The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s Investors Services Inc. and its successors (“Moody’s”) or S&P Global Ratings and its successors (“S&P”) (or, in either case, a Substitute Rating Agency (as defined below)) downgrades (or subsequently upgrades) its rating assigned to the notes, as set forth below.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

If the rating of the notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the notes will increase from the interest rate set forth on the cover page of this prospectus supplement by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency

We will notify the trustee in writing of any such ratings downgrade and any applicable interest rate adjustment to be applied to the notes.

For purposes of making adjustments to the interest rate on the notes, the following rules of interpretation will apply:

(1)

if at any time fewer than two Rating Agencies (as defined below) provide a rating on the notes for reasons not within our control (i) we will use commercially reasonable efforts to obtain a rating on the notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the notes, any increase or decrease in the interest rate on the notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the notes for any reason, and no Substitute Rating Agency has provided a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the notes prior to any such adjustment;

(4)

if Moody’s or S&P ceases to rate the notes or make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the notes be reduced to below the interest rate on the notes at the time of issuance or (ii) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their initial issuance; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency.

If at any time the interest rate on the notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the notes, the interest rate on the notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the notes equals the original interest rate payable on the notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate on the notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the notes.

The interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the notes are rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

See “Risk Factors—A downgrade in our credit rating could materially adversely affect our business and financial condition and the market value of the notes.”

Ranking

The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

In the event of the Operating Partnership’s bankruptcy, liquidation, reorganization or other winding up, the Operating Partnership’s assets that secure its secured debt and any other secured obligations will be available to pay obligations under the notes and its other unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The indenture that will govern the notes will not prohibit the Operating Partnership, the REIT or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the Operating Partnership, the REIT and their subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and the Operating Partnership, the REIT and their subsidiaries may incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. See “Risk factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

As of March 31, 2024, the Operating Partnership had approximately $1.9 billion aggregate principal amount of senior unsecured indebtedness and no outstanding secured or mortgage indebtedness. As of March 31, 2024, the REIT had no outstanding indebtedness and had guaranteed the Operating Partnership’s senior unsecured indebtedness. As of March 31, 2024, the subsidiaries of the Operating Partnership had $195.0 million of outstanding mortgage indebtedness, and trade payables and other liabilities (but excluding intercompany liabilities) representing total liabilities of the subsidiaries of approximately $206.2 million as of March 31, 2024. In addition, as of March 31, 2024, the subsidiaries of the Operating Partnership did not guarantee any indebtedness of the Operating Partnership.

Guarantee

The REIT will fully and unconditionally guarantee the Operating Partnership’s obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the REIT’s guarantee, holders of the notes will not be required to exercise their remedies against the Operating Partnership before they proceed directly against the REIT. The REIT’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the REIT, result in the guarantee constituting a fraudulent transfer or conveyance. The guarantee will be a senior unsecured obligation of the REIT and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the REIT. The REIT’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries.

In the event of the bankruptcy, liquidation, reorganization or other winding up of the REIT, assets that secure any of its secured indebtedness and other secured obligations will be available to pay its obligations under the guarantee of the notes and its unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on its guarantee of the notes.

The REIT has no significant operations, other than as general partner of the Operating Partnership, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership. As of March 31, 2024, the REIT had no outstanding indebtedness and had guaranteed the Operating Partnership’s senior unsecured indebtedness.

Optional redemption

Prior to June 15, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Operating Partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Operating Partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Operating Partnership in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Operating Partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Operating Partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Operating Partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Operating Partnership shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Operating Partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Operating Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee will have no obligation to calculate or verify the calculation of the redemption price payable on the notes.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Operating Partnership defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Certain covenants

Limitations on incurrence of debt

In this subsection, we use several specialized terms that are given special meanings in the notes. We capitalize these terms and define them under the caption “—Certain definitions” at the end of this subsection.

Limitation on total debt. The REIT may not, and may not permit any Subsidiary to, Incur any Debt (other than Intercompany Debt that is subordinate in right of payment to the notes) if, immediately after giving effect to the Incurrence of such Debt and the application of the net proceeds of the additional Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the REIT and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) would exceed 60% of the sum of the following (without duplication):

•

Total Assets of the REIT and its Subsidiaries as of the end of the fiscal quarter covered in our annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the aggregate purchase price of any real estate assets, notes or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets, notes or mortgages receivable or used to reduce Debt), by the REIT or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the Incurrence of such additional Debt.

Limitation on secured debt. In addition to the preceding limitation on the Incurrence of Debt, the REIT will not, and will not permit any Subsidiary to, Incur any Secured Debt (other than Intercompany Debt that is subordinate in right of payment to the notes) if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the REIT and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) would exceed 40% of the sum of the following (without duplication):

•

Total Assets of the REIT and its Subsidiaries as of the end of the fiscal quarter covered in our annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the aggregate purchase price of any real estate assets, notes or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets, notes or mortgages receivable or used to reduce Debt), by the REIT or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the Incurrence of such additional Debt.

Ratio of consolidated EBITDA to interest expense. In addition to the preceding limitations on the Incurrence of Debt, the REIT will not, and will not permit any Subsidiary to, Incur any Debt (other than Intercompany Debt that is subordinate in right of payment to the notes) if the ratio of Consolidated EBITDA to Interest Expense for the REIT for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be Incurred shall have been less than 1.50:1.00 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom (determined on a consolidated basis in accordance with GAAP), and calculated on the assumption that:

•

the Debt and any other Debt Incurred by the REIT or any Subsidiary from the first day of such four-quarter period had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt (including to repay or retire other Debt, including Debt under any revolving credit facility) had occurred at the beginning of that four-quarter period;

•

the repayment or retirement of any other Debt of the REIT or any Subsidiary from the first day of such four-quarter period had occurred at the beginning of that period; provided that, except to the extent set forth in the preceding or following bullet points, in determining the amount of Debt in this calculation, the amount of Debt under any revolving credit or similar facility will be computed based upon the average daily balance of such Debt during that four-quarter period; and

•

in the case of any acquisition or disposition of any asset or group of assets by the REIT or any Subsidiary from the first day of such four-quarter period including, without limitation, by merger, or stock or asset purchase or sale, (1) the acquisition or disposition had occurred as of the first day of that period, with the appropriate adjustments to Consolidated EBITDA and Interest Expense with respect to the acquisition or disposition being included in that pro forma calculation, and (2) the application of the net proceeds from a disposition to repay or refinance Debt, including, without limitation, Debt under any revolving credit facility, had occurred on the first day of that four-quarter period.

Maintenance of unencumbered assets

The REIT will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the REIT and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

Existence

Except as permitted in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation and Sale of Assets,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the REIT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Operating Partnership nor the REIT will be required to preserve any right or franchise if the board of directors of the Operating Partnership or the REIT (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Operating Partnership or the REIT, as the case may be.

Maintenance of properties

The REIT will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary of the REIT to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the REIT may be necessary in order for the REIT to at all times properly and advantageously conduct its business carried on in connection with such properties. The REIT will not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business consistent with the terms of the indenture.

Insurance

The REIT will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the REIT and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims

Each of the REIT and the Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the REIT nor the Operating Partnership will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of financial information

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, we will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by the REIT. Delivery of the above reports to the trustee is for informational purposes only and the trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by us with any of its covenants in the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Satisfaction, discharge and defeasance

The notes shall be subject to legal defeasance and the covenants described under this caption “—Certain covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance, in each case as described in the accompanying prospectus under “Description of Debt Securities—Satisfaction, Discharge and Defeasance,” provided that, notwithstanding the foregoing, the covenant of the Operating Partnership and the REIT to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation and Sale of Assets”) and the provisions described above under “—Provision of financial information” shall not be subject to covenant defeasance. In addition, the Operating Partnership and the REIT may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “—Certain covenants” (other than the covenant described under “—Provision of financial information”) if the holders of at least a majority in principal amount of the outstanding notes waive such compliance.

Certain definitions

Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

“Consolidated EBITDA” means, for any period of time, without duplication, consolidated net income (loss) of the REIT and the Subsidiaries plus amounts which have been deducted and minus amounts which have been added for, without duplication, (a) Interest Expense, (b) depreciation and amortization as set forth in the Consolidated Financial Statements of the REIT, (c) provision for taxes based on income or profits, (d) non-recurring or other unusual items, as determined by us in good faith (including, without limitation, all prepayment penalties and costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed) and amounts paid in connection with casualty losses and litigation settlements and any corresponding recovery of insurance for such losses or settlements, other than amounts received pursuant to business interruption insurance), (e) extraordinary items, (f) noncontrolling interests, of the REIT and the Subsidiaries, (g) non-cash swap ineffectiveness charges or income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, (h) gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges, (i) any impact from a change in accounting policy resulting in a non-cash charge, (j) increases in deferred taxes, and (k) amortization of deferred financing costs and other deferred charges. For such period, amounts will be determined on a consolidated basis in accordance with GAAP (to the extent GAAP is applicable).

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with GAAP.

“Debt” means, as of any date, without duplication, any of the REIT’s indebtedness or that of any Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Lien existing on property owned by us or any Subsidiary; (b) indebtedness for borrowed money of a Person other than the REIT, or a Subsidiary, which is secured by any Lien on property owned by the REIT or any Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value (determined in good faith by the REIT’s board of directors or a duly authorized committee thereof) of the property subject to such Lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services (and, for the avoidance of doubt, after the closing of the acquisition of any property or the completion of services under any services contract), except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by the REIT or any Subsidiary as lessee which is required to be reflected on our consolidated balance sheet as a financing lease in accordance with GAAP; provided, however, that the term “Debt” under clause (d) of this definition will not include operating lease liabilities on the balance sheet of the REIT or of any Subsidiary acting as lessee in accordance with GAAP; and provided further, that the term “Debt” under this definition will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP. Debt also includes, to the extent not otherwise included, any obligation of the REIT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the REIT or any of the Subsidiaries) of the type described in clauses (a)-(d) of this definition.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time; provided, that, if the REIT is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing. Debt or any other obligation of the REIT or any Subsidiary will be deemed to be Incurred by the REIT or such Subsidiary whenever the REIT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Debt or any other obligation of a Subsidiary existing prior to the time it became a Subsidiary will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary; and Debt or other obligation of a Person existing prior to a merger or consolidation of such Person with the REIT or any Subsidiary in which such Person is the successor to the REIT or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Debt constituting Intercompany Debt being held by a Person other than the REIT or any Subsidiary or any sale or other transfer of any Debt constituting Intercompany Debt to a Person that is not the REIT or a Subsidiary, will be deemed, in each case, to be an Incurrence of Debt that is not Intercompany Debt at the time of such issuance, transfer or sale, as the case may be.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the REIT or any Subsidiary.

“Interest Expense” means, for any period of time, without duplication, the aggregate amount of interest recorded in accordance with GAAP for such period of time by the REIT and the Subsidiaries, but excluding: (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties and (iv) non-cash swap ineffectiveness charges or charges attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and including, without limitation or duplication, effective interest in respect of original issue discount as determined in accordance with GAAP.

“Lien” means, without duplication, any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization.

“Secured Debt” means, as of any date, that amount of Debt as of that date that is secured by a Lien on properties or other assets of the REIT or any of the Subsidiaries.

“Subsidiary” means, with respect to the REIT, (1) any Person, a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the REIT, or by one or more other Subsidiaries of the REIT and (2) any other entity the accounts of which are consolidated with the REIT’s accounts. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means, as of any date, without duplication, the sum of: (1) Undepreciated Real Estate Assets; (2) cash, cash equivalents and marketable securities of the REIT and the Subsidiaries, determined in accordance with GAAP; (3) notes and mortgages receivable, calculated as the lesser of (i) the aggregate amount of principal under such note or mortgage that will be due and payable to the REIT or the Subsidiaries and (ii) the purchase price paid by the REIT or the Subsidiaries to acquire such note or mortgage; and (4) all of the REIT’s other assets and the assets of the Subsidiaries (excluding intangibles and accounts receivable) determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, those Total Assets not securing any amount of Secured Debt; provided, however, that all investments by the REIT and the Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included. For the avoidance of doubt, cash held by a “qualified intermediary” in connection with proposed like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which may be classified as “restricted” for GAAP purposes, will nonetheless be considered Total Assets not securing any amount of Secured Debt, so long as the REIT or a Subsidiary has the right (i) to direct the qualified intermediary to return such cash to the REIT or a Subsidiary if and when we fail to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the REIT and the Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP, provided, however, that “Undepreciated Real Estate Assets” shall not include the right of use assets associated with an operating lease in accordance with GAAP.

“Unsecured Debt” means, as of any date, that amount of Debt as of that date that is not Secured Debt.

The trustee

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option. The indenture will provide that, except during the continuance of an Event of Default (as defined in the accompanying prospectus under “Description of Debt Securities—Events of Default”), the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Payments on the notes; paying agent and registrar; transfer

We will pay principal and premium, if any, on certificated notes, if issued, at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York or such other corporate trust office as provided for in the indenture as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we or the REIT may act as paying agent or registrar. Interest on certificated notes, if issued, will be payable to holders, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay principal of and premium, if any, and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in United States dollars.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, including opinions of counsel. No service charge will be imposed by us, the REIT, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar government charge required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of the note for all purposes.

No personal liability of directors, officers, employees, incorporator and stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of the REIT or any of its Subsidiaries, as such, shall have any liability for any obligations of the REIT or any of its Subsidiaries under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes.

Unclaimed funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of such notes will be repaid to the Operating Partnership upon its request. Thereafter, any right of any holder of notes to such funds shall be enforceable only against the Operating Partnership, and the trustee and paying agents will have no liability therefor.

Governing law

The indenture, the notes and the guarantees endorsed on the notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-entry settlement and clearance

Global notes

We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments of principal of and premium (if any) and interest with respect to notes represented by certificated notes will be made by the trustee to the accounts specified by the holders of the certificated notes or, if no account is specified, by mailing a check to each holder’s registered address.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each Person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

Certain material U.S. federal income tax considerations

Certain material U.S. federal income tax considerations

The following discussion is a summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and supplements the discussion included in the accompanying prospectus under the heading “Material U.S. Federal Income Tax Considerations.” It is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, and all of which are subject to change (possibly retroactively). The discussion does not address any state, local, non-U.S. or non-income tax consequences (except with respect to the Medicare contribution tax as specifically described below). In addition, it applies only to those persons who purchase notes for cash in the initial offering at their public offering price and who will hold notes as a “capital asset” (within the meaning of Section 1221 of the Code). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. For example, this discussion does not address U.S. federal income tax consequences applicable to taxpayers subject to special rules (such as brokers or dealers in securities and/or currencies, traders in securities who elect a mark-to-market method of tax accounting, financial institutions (including banks), tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code, persons subject to the alternative minimum tax, or U.S. expatriates or former long-term residents), taxpayers with a functional currency other than the U.S. dollar, taxpayers who will hold notes as a position in a straddle, as part of a synthetic security or hedge, or as part of a conversion transaction or other integrated investment, or taxpayers investing in notes through an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person. A “non-U.S. holder” means any beneficial owner of a note (other than a partnership, including any entity treated as a partnership for U.S. federal income tax purposes) that is not a “U.S. holder”.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. A beneficial owner of a note that is a partnership and partners in such partnership should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of the purchase, ownership and disposition of the notes.

Requirements for Qualification as a REIT

Operational Requirements—Annual Distribution Requirement

Section 163(j) of the Code, as amended by legislation known as the Tax Cuts and Jobs Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. This limitation could apply to the REIT, the Operating Partnership, any of the REIT’s taxable REIT subsidiaries, and any other subsidiaries that are not treated as disregarded entities for U.S. federal income tax purposes. Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. The REIT’s leasing, management and operation of office properties should constitute a real property trade or business, and the REIT may elect not to have the interest deduction limitation apply to that trade or business. Further, the IRS has issued regulations that include a safe harbor that would allow any real estate investment trust to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. These regulations provide that a partnership may apply this safe harbor at the partnership level if one or more real estate investment trusts own, directly or indirectly, at least 50% of the partnership’s capital and profits, the partnership would satisfy the real estate investment trust income and assets requirements if the partnership were a real estate investment trust, and the partnership satisfies the requirements to qualify for the safe harbor as if the partnership were a real estate investment trust. A real estate investment trust or a partnership that chooses not to apply the safe harbor may still elect the benefits of the election applicable to a real property trade or business for one or more of its trades or businesses if such businesses are otherwise eligible for such election. If the REIT does not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the interest deduction limitation could result in the REIT having more real estate investment trust taxable income and thus increase the amount of distributions the REIT must make to comply with the real estate investment trust requirements and avoid incurring corporate level tax. Similarly, the limitation could cause the REIT’s taxable REIT subsidiaries (which may not independently qualify to make the Section 469(c)(7)(C) election) to have greater taxable income and thus potentially greater corporate tax liability.

U.S. holders

Payments of interest

It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. In such case, stated interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Disposition

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized (other than amounts attributable to accrued and unpaid stated interest on the note, which will be treated as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income) and the holder’s adjusted tax basis in the note at the time. A U.S. holder’s adjusted tax basis in a note will, in general, equal the U.S. holder’s cost for that note. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the note disposed of is more than one year. For non-corporate U.S. holders, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is subject to limitations.

Medicare contribution tax

U.S. holders who are individuals, estates or certain trusts may be required to pay an additional 3.8% Medicare tax on their net investment income (including interest on the notes and gains from the disposition of the notes), or in the case of estates and trusts, on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the potential applicability of this tax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with payments on the notes to and the proceeds from a sale or other disposition of the notes by a U.S. holder unless such U.S. holder is an exempt recipient and appropriately establishes that exemption. A U.S. holder may be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent or fails to comply with certain certification procedures or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund if the amounts withheld exceed the U.S. holder’s actual U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. holders

Payments of interest

Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. withholding tax on interest paid or accrued on a note, provided that:

•

the non-U.S. holder does not conduct a trade or business within the United States to which the interest income is effectively connected (or, in the case of certain tax treaties, such income is not attributable to the non-U.S. holder’s permanent establishment or fixed base within the United States);

•	the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of the capital or profits interests in the Operating Partnership;

•	the non-U.S. holder is not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	the non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code;

•

either (1) the non-U.S. holder provides its name and address and certain other required information on an IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies under penalties of perjury that the certification referred to in clause (1) has been received from the non-U.S. holder or an intermediate financial institution and furnishes to us or the applicable paying agent a copy thereof; and

•	we and our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net income basis and, if it is a foreign corporation, may be subject to an additional 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits. If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to withholding, currently imposed at a rate of 30% (or a lower applicable treaty rate).

A non-U.S. holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the non-U.S. holder furnishes us or the applicable paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form claiming the reduction or exemption and the non-U.S. holder complies with any other applicable procedures.

Disposition

Subject to the discussions below regarding backup withholding, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under “—Payments of Interest” above), unless:

(1)

such gain is effectively connected with the conduct by such a non-U.S. holder of a U.S. trade or business (and, if certain tax treaties apply, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

A non-U.S. holder described in clause (1) above will be subject to tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates and, if it is a foreign corporation, may be subject to an additional 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits. An individual described in clause (2) above will be subject to a flat 30% tax on any gain derived from the sale, which may be offset by certain United States source capital losses, except as otherwise required by an applicable income tax treaty or subject to other limitations.

Information reporting and backup withholding

A non-U.S. holder will be subject to information reporting with respect to interest paid or accrued on a note and the amount of tax withheld, if any, and may be subject to information reporting with respect to amounts realized on the disposition of a note. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. A non-U.S. holder not subject to U.S. federal income tax may nonetheless be subject to backup withholding on interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies its non-U.S. status by providing the withholding agent with the applicable version of IRS Form W-8 or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the amounts withheld exceed the non-U.S. holder’s actual U.S. federal income tax liability and the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption.

Foreign account tax compliance act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax on interest paid on notes if the notes are held by or through:

•

certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) to withhold on certain payments; or

•

a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). We will not be required to pay any additional amounts with respect to any amounts withheld, including amounts withheld pursuant to FATCA. Prospective investors are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in notes.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Underwriting and conflicts of interest

Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and Truist Securities, Inc. are acting as representatives, has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal amount

BofA Securities, Inc.	$68,000,000

Wells Fargo Securities, LLC	68,000,000

J.P. Morgan Securities LLC	60,000,000

Truist Securities, Inc.	60,000,000

Morgan Stanley & Co. LLC	40,000,000

TD Securities (USA) LLC	40,000,000

U.S. Bancorp Investments, Inc.	40,000,000

PNC Capital Markets LLC	8,000,000

Scotia Capital (USA) Inc.	8,000,000

Samuel A. Ramirez & Company, Inc.	8,000,000

Total	$400,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering be subject to approval of legal matters by counsel and to other conditions, including delivery of customary certificates and opinions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at the public offering price less a concession not to exceed 0.35% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table summarizes the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total):

Paid by us
Per Note	0.600%
Total	$2,400,000

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1,066,000, which will be payable by us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The notes are a new issue of debt securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.

The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. For instance, under our 2024 term loan, Truist Securities, Inc. is the Joint Lead Arranger and Sole Book Manager, affiliates of J.P. Morgan Securities LLC and TD Securities (USA) LLC are the Joint Lead Arrangers and Co-Syndication Agents, an affiliate of Truist Securities, Inc. is the Administrative Agent, and affiliates of BofA Securities, Inc. and Wells Fargo Securities, LLC, are the Co-Documentation Agents. Under our 2023 term loan, an affiliate of BofA Securities, Inc. is the Administrative Agent and lender, affiliates of J.P. Morgan Securities LLC and TD Securities (USA) LLC are the Syndication Agents and lenders, and an affiliate of Wells Fargo Securities, LLC is a lender. Under our 2022 line of credit, an affiliate of BofA Securities, Inc. is a Documentation Agent, J.P. Morgan Securities LLC is the Sustainability Structuring Agent and its affiliate is Administrative Agent and a lender, Truist Securities, Inc. is a lender and its affiliate is a Syndication Agent, an affiliate of TD Securities (USA) LLC is a Documentation Agent and Wells Fargo Securities, LLC is a lender and its affiliate is a Syndication Agent. Under our 2018 term loan, an affiliate of Truist Securities, Inc. is a Syndication Agent and lender. Affiliates of certain of the underwriters are also parties to interest rate swap agreements with us, and certain underwriters are agents under our at-the-market program. U.S. Bancorp Investments, Inc. is an affiliate of the trustee.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

Certain of the underwriters or their affiliates are lenders under our 2023 term loan, our 2022 line of credit or our other outstanding indebtedness. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds from the offering of the notes.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) and/or (ii) are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the notes in the UK within the meaning of the FSMA. Any person in the UK that is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use either as a basis for taking any action. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore.

Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Settlement

We expect that delivery of the notes will be made to investors on or about June 25, 2024, which will be the seventh business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Legal matters

Certain legal matters, including the validity of the notes and the guarantee, will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain matters of Maryland law will be passed upon for us by Venable LLP. Hogan Lovells US LLP, Washington, D.C., will act as counsel to the underwriters.

Experts

The consolidated financial statements, and the related financial statement schedule incorporated in this prospectus supplement by reference from Piedmont Office Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Piedmont Office Realty Trust, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PIEDMONT OFFICE REALTY TRUST, INC.

Common Stock

Preferred Stock

Guarantee of Debt Securities of Piedmont Operating Partnership, LP by

Piedmont Office Realty Trust, Inc.

PIEDMONT OPERATING PARTNERSHIP, LP

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may offer and sell these securities from time to time in one or more offerings.

Each time that we sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering.

Piedmont Office Realty Trust, Inc. common stock is traded on the New York Stock Exchange under the symbol “PDM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 29, 2022.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, INCLUDING IN EACH CASE ANY INFORMATION INCORPORATED THEREIN BY REFERENCE. WE TAKE NO RESPONSIBILITY FOR AND PROVIDE YOU WITH NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY PROVIDE YOU. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY AND THEREBY, AND ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Piedmont,” “we,” “us” and “our” refer, collectively, to Piedmont Office Realty Trust, Inc. and its consolidated subsidiaries, including Piedmont Operating Partnership, LP and its subsidiaries and joint ventures; references to the “Company” refer only to Piedmont Office Realty Trust, Inc., and not to any of its subsidiaries or affiliates; and references to the “Operating Partnership” refer only to Piedmont Operating Partnership, LP, and not to its parent or subsidiaries or affiliates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell:

•	debt securities of the Operating Partnership, guaranteed by the Company,

•	common stock of the Company, and

•	preferred stock of the Company

in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about the Company and the Operating Partnership and the securities offered under this prospectus. That registration statement can be read at the SEC’s web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

PIEDMONT OFFICE REALTY TRUST, INC.

AND PIEDMONT OPERATING PARTNERSHIP, LP

Piedmont Office Realty Trust, Inc. is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes and engages in the ownership, management, development, redevelopment, and operation of high-quality, Class A office properties located primarily in the Sunbelt. The Company was incorporated in 1997 and commenced operations in 1998. The Company conducts business through its wholly-owned subsidiary, Piedmont Operating Partnership, L.P., a Delaware limited partnership. The Operating Partnership owns properties directly, through wholly-owned subsidiaries, and through various joint ventures which it controls.

Our principal executive offices are located at 5565 Glenridge Connector, Ste. 450, Atlanta, Georgia 30342. Our main telephone number is (770) 418-8800. Our website is www.piedmontreit.com. Information contained on our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company files annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The Company’s SEC filings are also available in the investor relations portion of the Company’s website at www.piedmontreit.com. The information on, or accessible through, our website is not part of this prospectus unless specifically incorporated herein by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in documents that have been filed with it. We have elected to use a similar procedure in connection with this prospectus and any prospectus supplement, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus and any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or a document incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the documents listed below that were filed by us with the SEC and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or any prospectus supplement; provided, however, that we are not incorporating by reference any information furnished to (but not filed with) the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•	Current Reports on Form 8-K filed on May 11, 2022, June 15, 2022 and July 27, 2022 (second filing); and

•

the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A filed on February 5, 2010, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Piedmont Office Realty Trust, Inc.

5565 Glenridge Connector, Ste. 450

Atlanta, Georgia 30342

Attention: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that we file with the SEC or in connection with other written or oral statements made to the press, potential investors or others. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements are based on beliefs and assumptions of our management, which in turn are based on information available at the time the statements are made. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, which has been incorporated into this prospectus by reference.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities in a manner consistent with our intention to continue to qualify for taxation as a REIT.

DESCRIPTION OF DEBT SECURITIES

As used in this section, references to the “Operating Partnership,” “we,” “our” or “us” refer solely to Piedmont Operating Partnership, LP and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Piedmont Office Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities will be the Operating Partnership’s senior unsecured obligations and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between the Company, the Operating Partnership and U.S. Bank Trust Company, National Association, as successor trustee to U.S. Bank National Association. The indenture will contain the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

No Protection in the Event of a Change of Control

Except to the extent described below under “—Merger, Consolidation and Sale of Assets” or in the applicable prospectus supplement, the indenture will not prohibit the Operating Partnership or the Company or any of the Operating Partnership’s or the Company’s Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of any series of debt securities protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Operating Partnership or the Company, (2) a change of control of the Operating Partnership or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or the Company’s assets or similar transactions that may adversely affect the holders of a series of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Ranking

The debt securities will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all the Operating Partnership’s other existing and future senior unsecured indebtedness. The debt securities will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

Guarantee

The Company will fully and unconditionally guarantee the Operating Partnership’s obligations under the debt securities, including the due and punctual payment of principal of and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the debt securities will not be required to exercise their remedies against the Operating Partnership before they proceed directly against the Company. The Company’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Company. The Company’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the Operating Partnership may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor corporation assumes by supplemental indenture all of the obligations of the Operating Partnership under the indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

Unless we state otherwise in the applicable prospectus supplement, the Company may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose its properties substantially as an entirety to any Person or Persons unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor corporation assumes by supplemental indenture all of the Company’s obligations under the indenture, including as guarantor;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee to the effect that the conditions set forth have been satisfied.

The restrictions above shall not be applicable to the merger, amalgamation, arrangement or consolidation of the Operating Partnership or the Company with a Subsidiary of the Company if the Company’s board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation or convert the form of organization to another form.

In the case of any such merger, amalgamation, arrangement, consolidation, sale, transfer, conveyance or other disposition, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the Operating Partnership or the Company, as the case may be, under the indenture and, subject to the terms of the indenture, the Operating Partnership or the Company, as the case may be, will be released from its obligations under the indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization.

“Subsidiary” means, with respect to the Company or the Operating Partnership, (1) any Person, a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other Subsidiaries of the Company or the Operating Partnership, as the case may be, and (2) any other entity the accounts of which are consolidated with the Company’s or the Operating Partnership’s accounts, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the following will be “Events of Default” with respect to any series of debt securities:

(1)	the failure to pay interest on the debt securities of such series when the same becomes due and payable, and the Default continues for a period of 30 days;

(2)

the failure to pay the principal (or premium, if any) of the debt securities of such series, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of such series;

(4)

default in the observance or performance of any other covenant or agreement contained in the indenture with respect to such series of debt securities, and the Default continues for a period of 60 days after the Operating Partnership receives written notice specifying the Default (and demanding that such Default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of such series of debt securities;

(5)

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company, of the Operating Partnership or of any Subsidiary of the Company or the Operating Partnership, having an aggregate principal amount outstanding of at least $50 million, whether such default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 60 days after written notice to the Operating Partnership by the trustee or holders of at least 25% in principal amount of the outstanding debt securities of such series; or

(6)	certain events of bankruptcy or insolvency affecting the Company, the Operating Partnership or any other Significant Subsidiary.

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default (other than an Event of Default specified in clause (6) above) with respect to the debt securities of a particular series shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the debt securities of such series may declare the principal of, and accrued interest on, to be due and payable by notice in writing to the Operating Partnership and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above with respect to the debt securities of a particular series occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture will provide that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the preceding paragraph, the holders of a majority in principal amount of such series of debt securities may rescind and cancel such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree;

•	all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	the Operating Partnership has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Holders of a majority in principal amount of a series of affected debt securities may waive any existing Default or Event of Default and its consequences with respect to the series, except a Default (i) in the payment of the principal of or interest on the debt securities or (ii) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

The trustee will be required to give notice to the holders of an affected series of debt securities within 90 days of a default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any default with respect to such series of debt securities (except a default in the payment of the principal of or premium, if any, or interest on the series of debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of a series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to such series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders of such series of debt securities shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

The Operating Partnership will be required to provide an officers’ certificate to the trustee promptly upon becoming aware of any Default or Event of Default, specifying such Default or Event of Default and further stating what action the Operating Partnership has taken, is taking or proposes to take with respect thereto. In addition, within 120 days after the close of each fiscal year, the Operating Partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”).

Modification of the Indenture

Unless we state otherwise in the applicable prospectus supplement, from time to time, the Operating Partnership, the Company and the trustee, without the consent of the holders of the affected series of debt securities, may amend the indenture and the terms of the affected series of debt securities for certain specified purposes, including:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•

to conform the terms of the indenture, the series of debt securities and/or the guarantee to this “Description of Debt Securities” and to the additional terms set forth in the applicable prospectus supplement;

•

to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Operating Partnership’s or the Company’s obligations under the indenture and the series of debt securities, in each case in compliance with the provisions thereof;

•	to comply with the rules of any applicable securities depository;

•

to make any change that would provide any additional rights or benefits to the holders of a series of debt securities (including to secure such series of debt securities, add guarantees with respect thereto, transfer any property to or with the trustee, add to the Operating Partnership’s covenants for the benefit of the holders of such series of debt securities, add any additional events of default for such series of debt securities, or surrender any right or power conferred upon the Operating Partnership or the Company) or that does not adversely affect the legal rights hereunder of any holder of such series of debt securities in any respect; or

•

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of such series of debt securities in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders of such series of debt securities in any material respect.

In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of the affected series, except that, without the consent of each holder of debt securities of the affected series, no amendment may:

•

reduce the above-stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to change voting requirements set forth in the indenture;

•	reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on such series of debt securities;

•

reduce the principal amount of, change or have the effect of changing the stated maturity of such series of debt securities, or change the date on which such series of debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

•

make such series of debt securities payable in currency other than that stated in such series of debt securities or change the place of payment of such series of debt securities from that stated in such series of debt securities or in the indenture;

•

make any change in provisions of the indenture protecting the right of each holder of debt securities of such series to receive payment of principal of and interest on such series of debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities of such series to waive Defaults or Events of Default;

•	make any change to or modify in any manner adverse to the holders of debt securities of such series the terms and conditions of the obligations of the Company under the guarantee;

•	make any change to or modify the ranking of such series of debt securities that would adversely affect the holders thereof;

•	make any change in these amendment and waiver provisions; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities of such series.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture will provide that debt securities of such series owned by the Operating Partnership, the Company or any other obligor upon such series of debt securities or any affiliate of the Operating Partnership, the Company, or of the other obligor shall be disregarded.

Satisfaction, Discharge and Defeasance

The Operating Partnership and the Company may terminate their obligations under the indenture with respect to one or more series of debt securities, when:

•	either:

•	all the debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of such series issued that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year (“discharge”) or are to be called for redemption on a redemption date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in the Operating Partnership’s name and at the Operating Partnership’s expense, and the Operating Partnership has deposited or caused to be deposited with the trustee, in trust, sufficient funds to pay and discharge the entire indebtedness on such series of debt securities to pay principal (and premium, if any), interest and any additional amounts, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the Operating Partnership has paid or caused to be paid all other sums then due and payable under the indenture with respect to the debt securities of such series; and

•

the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

The Operating Partnership and the Company may elect to have their obligations under the indenture discharged with respect to the outstanding debt securities of one or more series (“legal defeasance”). Legal defeasance means that the Operating Partnership will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and to have satisfied all of its obligations under the debt securities of such series and the indenture with respect to such series of debt securities, except for:

•	the rights of holders of such series of debt securities to receive principal (and premium, if any), interest, if any, on such series of debt securities and any additional amounts when due;

•

the Operating Partnership’s obligations with respect to such series of debt securities concerning the issuance of temporary debt securities; registration and transfer of debt securities; replacement of mutilated, destroyed, lost or stolen debt securities; compensation of the trustee from time to time for its services rendered under the indenture; maintenance of an office or agency for payment; and holding in trust sums sufficient for the payment of additional amounts, if any;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the legal defeasance provisions of the indenture.

In addition, the Operating Partnership and the Company may elect to have their obligations released with respect to one or more series of debt securities with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute an Event of Default with respect to such series of debt securities. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Events of default” will no longer constitute an event of default with respect to the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of a series:

•

the Operating Partnership or the Company must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the holders of debt securities of such series:

•	money in dollars or in such foreign currency in which debt securities of such series are payable in at stated maturity;

•	non-callable U.S. government obligations; or

•	a combination of money and non-callable U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, the principal of, premium, if any, and interest on the outstanding debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and of the debt securities of such series. Before such deposit, the Operating Partnership may make arrangements satisfactory to the trustee for the redemption of any debt securities of such series at a future date in accordance with any redemption provisions contained in any supplemental indenture relating to such series of debt securities, which shall be given effect in applying the foregoing;

•

in the case of legal defeasance, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that (i) the Operating Partnership shall have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to the same U.S. federal income tax as would be the case if the covenant defeasance had not occurred;

•

no Event of Default or event with which notice or lapse of time or both would become an Event of Default with respect to such series of debt securities has occurred and is continuing at the date of such deposit, or solely in the case of events of default due to certain events of bankruptcy, insolvency or reorganization, during the period ending on the 91st day after the date of, such deposit;

•

such legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any of the Operating Partnership’s or the Company’s securities;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the Operating Partnership or the Company are a party, or by which the Operating Partnership or the Company are bound;

•	such legal defeasance or covenant defeasance will not cause any securities listed on any registered national stock exchange under the Exchange Act to be delisted;

•

such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Operating Partnership or the Company in connection therewith; and

•

the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

No Conversion Rights

The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Governing Law

The indenture, the debt securities and the guarantees endorsed on the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PIEDMONT OFFICE REALTY TRUST, INC. CAPITAL STOCK

We have summarized certain terms and provisions of the Company’s common stock in this section. The summary is not complete. We have also filed the Company’s charter and bylaws as exhibits to the registration statement. The rights of the Company’s stockholders are also subject to Maryland law, under which the Company was incorporated. You should read the charter and bylaws for additional information before you buy any common stock.

As used in this section, references to “we,” “our” or “us” refer solely to Piedmont Office Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The following description of our capital stock is not complete, but is a summary of portions of our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,000,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common stock with a par value of $0.01 per share, 100,000,000 shares are designated as preferred stock, and 150,000,000 shares are designated as shares-in-trust, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our capital stock that would result in a violation of the restrictions on ownership and transfer described below. As of July 26, 2022, (i) 123,395,381 shares of our common stock were issued and outstanding and (ii) no shares of preferred stock or shares-in-trust were issued and outstanding. Our board of directors, without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Except as may otherwise be specified in the terms of any other class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. As such, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors, including all of the directors then standing for election, and the holders representing a minority of the outstanding shares of our common stock will be unable to elect any directors. Subject to any preferential rights of any outstanding class or series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors in its discretion and declared by us out of funds legally available therefor, and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. Holders of shares of our common stock will neither have preemptive rights, which provide an automatic option to purchase any new shares that we issue, nor any appraisal rights unless our board of directors determines that appraisal rights apply with respect to all or any classes or series of stock classified or reclassified in the future.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. No shares of our preferred stock are presently outstanding. Our board of directors may issue preferred stock at any time in the future without stockholder approval. If the board of directors approves the issuance of preferred stock, such issuance could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Reclassify Shares of Our Stock

Subject to the provisions of any outstanding shares of capital stock, our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including our preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to restrictions on the transfer and ownership of our stock contained in our charter, the terms of such class or series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Power to Issue Additional Shares of Common Stock and Preferred Stock

Our board of directors has the power, without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that we have authority to issue. We believe that these powers, together with the power to issue additional authorized but unissued shares of our common stock or preferred stock and the power to classify or reclassify any unissued shares of stock into other classes or series of stock, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other capital needs. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders unless stockholder action is required by applicable law or the rules of any national securities exchange on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code of 1986, as amended (the “Code”), to include certain entities. In addition, the outstanding shares must be beneficially owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, among other purposes, our charter generally prohibits any person (unless exempted prospectively or retroactively by our board of directors) from actually or constructively owning more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or the outstanding shares of any class or series of our preferred stock. Our charter further prohibits any person from (a) transferring shares of our stock if the transfer would result in our stock being actually owned by fewer than 100 persons or (b) actually or constructively owning shares of our stock that would result in our (i) being “closely held” under Section 856(h) of the Code, (ii) constructively owning 9.9% or more of the ownership interests in any of our tenants or any tenant of the Operating Partnership or any of our direct or indirect subsidiaries or (iii) otherwise failing to qualify as a REIT. Our board of directors may, prospectively or retroactively, exempt a person from the 9.8% ownership limit upon receipt of evidence deemed satisfactory by it, in its sole discretion, that a proposed acquisition or transfer will not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT.

Any transfer of shares of our stock that, if effective, would result in a violation of any of the foregoing restrictions on ownership and transfer of our stock will be null and void and the intended transferee will acquire no rights in such shares. However, if there is a transfer of shares of our stock in violation of any of the foregoing restrictions, the number of shares causing the violation (rounded up to the next whole number of shares) will be automatically converted into an equal number of shares-in-trust having terms, rights, restrictions and qualifications identical thereto, except to the extent our charter requires different terms, and will be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The transfer to the trust will be effective as of the close of business on the business day preceding the date of the violative transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

Any dividend or other distribution with a record date on or after the date shares of our stock were converted to shares-in-trust which is paid to the intended transferee will be repaid to the share trust and any dividend or other distribution declared but unpaid will be paid to the trustee to hold in trust for the benefit of the beneficiary. We will take all measures that we determine are necessary to recover the amount of any dividend or other distribution paid to the intended transferee, including, if necessary, withholding any portion of future dividends or other distributions payable on shares of our stock owned by the intended transferee and, as soon as reasonably practicable thereafter, paying to the share trust for the benefit of the beneficiary the dividends or other distributions so withheld. The trustee will be entitled to vote the shares-in-trust on any matters on which holders of shares of the same class or series are entitled to vote. Subject to Maryland law, any vote cast by the intended transferee prior to our discovery that shares have been converted into shares-in-trust will be rescinded and recast by the trustee in its sole and absolute discretion. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created the shares-in-trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the date of the transaction resulting in the conversion of shares of our stock into shares-in-trust or, if we did not receive notice of the transaction, the date that we determine in good faith that such transaction occurred.

If we do not purchase the shares-in-trust, the trustee will sell the number of shares represented by the shares-in-trust to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer of our stock. Within five business days after the closing of the sale, the intended transferee will receive the lesser of (i) the price per share in the transaction that created the shares-in-trust (or, in the case of a devise or gift, the market price on the date of such transfer) and (ii) the price per share received by the trustee net of any commissions and other expenses of the sale. Any amount received by the trustee in excess of the amount paid to the intended transferee will be distributed to the beneficiary.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event and (2) any person who proposes or attempts to transfer or own such shares is required to give us 15 days’ written notice prior to such transaction.

In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The restrictions on ownership and transfer of our stock generally do not apply to the underwriter in a public offering of shares for a period of 60 days following the initial purchase by the underwriter of shares in the offering.

Any person who owns more than 5% (or such lower percentage as determined pursuant to regulations under the Code or as may be requested by our board of directors in its sole discretion) of our outstanding shares during any taxable year must give us written notice setting forth such person’s name and address, the number of shares beneficially owned, directly or indirectly, and a description of how such shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of such person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and other restrictions on ownership and transfer of stock set forth in our charter. In addition, each stockholder must promptly provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or other governmental agency or to determine such compliance.

Meetings and Voting Requirements

An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called by our board of directors, the chairman of our board, the chief executive officer or the president and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at such meeting. The presence either in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum. Generally, a majority of the votes cast is necessary to take stockholder action at a meeting at which a quorum is present, except for director elections and for those matters described in “Certain Provisions of Maryland Law and Piedmont Office Realty Trust, Inc.’s Charter and Bylaws—Removal of Directors” and “—Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws.” In an uncontested director election, director nominees are elected by a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. A majority of the votes cast with respect to a nominee for director means that the number of votes “for” such nominee must exceed the number of votes “against” such nominee. Pursuant to our majority voting policy, in an uncontested director election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election must promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee of our board of directors will promptly consider the resignation offer and make a recommendation to the board of directors, which will act on the committee’s recommendation within 90 days following certification of the stockholder vote. In contested director elections, director nominees are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

Listing

Our common stock is listed on the NYSE under the symbol “PDM.”

Transfer Agent and Registrar

Computershare, Inc. serves as the transfer agent and registrar for the common stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND PIEDMONT

OFFICE REALTY TRUST, INC.’S CHARTER AND BYLAWS

The following description of the terms of the Company’s stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement.

As used in this section, references to “we,” “our” or “us” refer solely to Piedmont Office Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set by our board of directors pursuant to our bylaws, provided that the number is not fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”). Our bylaws provide that a majority of our entire board of directors may, at any time, increase or decrease the number of directors, provided that the number is not fewer than the minimum number required by the MGCL nor more than 15. In addition, our bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, will be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees, except upon the existence of cause for removal and a substantial affirmative vote.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). Special meetings of stockholders may be called by our board of directors, the chairman of our board, the chief executive officer or the president, and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at such meeting. These provisions, combined with the advance notice provisions of our bylaws, which are set forth below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or any such other business and who has complied with the advance notice procedures of our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our notice of the meeting may be conducted at the meeting. Nominations of individuals for election to our board of directors at a special meeting at which directors are to be elected may be made only:

•	by or at the direction of our board of directors;

•

by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

•

provided that the special meeting has been called by our board of directors, the chairman of our board, the chief executive officer or the president for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the release of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for election or re-election to our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters. In each case the notice must include the name and address of and number of shares owned by the stockholder.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, effect certain mergers or consolidations, sell all or substantially all of its assets, convert into another entity, engage in a share exchange or engage in a similar transaction outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions (which have been first declared advisable by our board of directors) by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Our stockholders may alter or repeal any portion of our bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply with respect to all or any classes or series of stock classified or reclassified in the future.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares beneficially owned by the acquiring person, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to control shares. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders, to be held within 50 days of demand, for the purpose of considering the voting rights of such shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, we may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of any meeting of stockholders at which the voting rights of the shares were considered and not approved or, if no such meeting is held, the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can provide no assurance that our board of directors will not amend or eliminate such provision at any time in the future.

Business Combinations

The MGCL prohibits “business combinations” between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock.

A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act. However, our board of directors may, by resolution, opt into the business combination statute in the future. We can provide no assurance that our board of directors will not opt back into the provisions of this law. Should our board opt into the business combination statute or fail to first approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Other Anti-Takeover Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and our bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require that such removal be for cause (as defined in our charter), (b) allow most vacancies on the board of directors to be filled only by the remaining directors and (c) unless called by the chairman of our board, our chief executive officer, our president or the board, require the request of stockholders entitled to cast a majority of all votes entitled to be cast on any matter that may properly be considered at a special meeting to call a meeting to act on such a matter.

Our board of directors resolved to opt out of Section 3-803 of the MGCL, permitting our board of directors to elect to classify itself without stockholder approval pursuant to Subtitle 8 of Title 3 of the MGCL. As a result of our board of directors’ decision, any election to cause the board of directors to become classified must be accomplished by the affirmative vote of a majority of votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Ownership Limit

Our charter generally prohibits any person (unless exempted prospectively or retroactively by our board of directors) from actually or constructively owning more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or the outstanding shares of any class or series of our preferred stock. For more information regarding these restrictions, see “Description of Piedmont Office Realty Trust, Inc. Capital Stock—Restrictions on Ownership and Transfer.” We have committed not to use the ownership limit contained in our charter as an anti-takeover device.

Indemnification and Limitation of Liability

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt by us of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person or on such person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, against any claim or liability arising from his or her service in that capacity and to pay or reimburse such individual’s reasonable expenses in advance of final disposition of a proceeding.

Our board believes that these provisions will facilitate our ability to attract and retain qualified director and officer candidates and may aid in our obtaining director and officer liability insurance and controlling insurance costs. We believe that provisions of this nature are similar to the provisions provided by many other publicly traded companies and, thus, will allow us to compete with those companies for the most qualified candidates.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions of Maryland law (if our board of directors opts into the business combination statute or fails to first approve a business combination), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the provisions of our charter relating to removal of directors, restrictions on ownership and transfer of our stock and the board’s power to issue additional shares of common stock or preferred stock and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. However, these provisions may also discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. However, we have committed not to use the ownership limit contained in our charter as an anti-takeover device.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion describes certain material U.S. federal income tax considerations relating to the Company’s treatment as a REIT under the Code, and relating to the acquisition, ownership and disposition of shares of the Company’s common stock. If the Company offers equity securities other than common stock (such as preferred stock or depositary shares), if the Operating Partnership offers debt securities, or if any selling security holder sells such securities, information about any additional federal income tax consequences to holders of those securities will be included in the applicable prospectus supplements. Because this is only a summary, it may not contain all of the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

(1)	The tax considerations to you may vary depending on your particular tax situation;

(2)

Special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

(3)	This summary does not address state, local or non-U.S. tax considerations;

(4)	This summary deals only with persons who hold shares of the Company’s common stock as “capital assets” within the meaning of Section 1221 of the Code; and

(5)	This discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with an independent tax advisor to determine the effect of acquiring, owning and disposing of shares of the Company’s common stock in your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, referred to in this prospectus as the IRS, and judicial decisions. The reference to IRS interpretations and practices includes IRS practices and policies reflected in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. In each case, these sources are relied on as they exist on the date of this prospectus. Future legislation, regulations, administrative interpretations and judicial decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively.

Tax Reform Legislation

Tax reform legislation commonly known as the Tax Cuts and Jobs Act, or TCJA, generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation made many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them. Consequently, there can be no assurance that any tax consequences expected under present law will continue to be available in the future. This summary includes, where applicable, descriptions of several provisions of the TCJA, but it does not contain a comprehensive discussion of the legislation.

Taxation of the Company

The Company elected to be taxable as a REIT commencing with its taxable year ending December 31, 1998. The Company has received the opinion of King & Spalding LLP that, commencing with such taxable year and continuing through its taxable year ended December 31, 2021, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of King & Spalding LLP is based on various assumptions relating to the organization and operation of the Company. It is also conditioned upon factual representations and covenants made by the Company regarding its organization, assets and the past, present and future conduct of its business operations. While the Company intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the Company’s circumstances, no assurance can be given by King & Spalding LLP or by the Company that it will so qualify for any particular future year. King & Spalding LLP has no obligation to advise the Company or the holders of the Company’s common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion.

If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that it distributes currently to its stockholders, because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a non-REIT “C” corporation. However, stockholders who are taxed at individual rates generally are taxed on dividends they receive from non-REIT “C” corporations at capital gains rates, whereas REIT dividends that are not designated as capital gain dividends are taxed at the higher ordinary income rates. In addition, stockholders who are taxed at the regular corporate rate will receive the benefit of a dividends received deduction on dividends from non-REIT “C” corporations that substantially reduces the effective rate that they pay on such dividends, whereas no such deduction is allowable with respect to REIT dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income taxation than if such were earned by a non-REIT “C” corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at capital gains rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Even if the Company qualifies for taxation as a REIT, it will be subject to federal income taxation as follows:

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The Company will be taxed at the regular corporate rate (currently 21%) on any undistributed REIT taxable income, including net capital gain that is not distributed to shareholders during, or within a specified time after, the calendar year in which the income is earned.

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Effective for taxable years beginning before December 31, 2017 only, the Company may be subject to the “alternative minimum tax” on its undistributed items of tax preference, if any, under certain circumstances.

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If the Company has (a) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, the Company will be subject to tax at the corporate tax rate on such income.

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The Company’s net income from “prohibited transactions” will be subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held as inventory or otherwise primarily for sale to customers in the ordinary course of business.

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If the Company fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains qualification as a REIT because other requirements are met, the Company will be subject to a tax equal to the gross income attributable to (1) the greater of either (a) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test for the taxable year or (b) the amount by which 95% of its gross income (90% for taxable years beginning before October 23, 2004) exceeds the amount of its income qualifying for the 95% gross income test for the taxable year, multiplied in either case by (2) a fraction intended to reflect the Company’s profitability.

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The Company will be subject to a 4% nondeductible excise tax on the excess of the required distribution for the calendar year (as described below) over the sum of amounts actually distributed in such calendar year, excess distributions from the preceding calendar year, and undistributed income on which the Company paid federal income tax. The required distribution for each calendar year is equal to the sum of:

•	85% of the Company’s REIT ordinary income for the year,

•	95% of the Company’s REIT capital gain net income for such year, and

•	any undistributed taxable income from prior taxable years.

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The Company will be subject to a 100% penalty tax on some payments received from tenants or from the Company’s taxable REIT subsidiaries, on certain expenses deducted by the Company’s taxable REIT subsidiaries, and on certain services provided to the Company by its taxable REIT subsidiaries, if arrangements involving the Company’s taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

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If the Company acquires any assets from a regular “C” corporation in a transaction in which the basis of the assets in the Company’s hands is determined by reference to the basis of the assets (or any other property) in the hands of the “C” corporation, the Company would have to pay corporate income tax, at the applicable corporate tax rate, on the “built-in gain” with respect to those assets if the Company were to dispose of those assets within five years after acquiring them. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time the Company acquires the asset.

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If the Company fails to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintains its qualification as a REIT because other requirements are met, the Company will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the Company held the assets as non-qualifying assets by the highest rate of tax applicable to corporations.

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If the Company fails to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, the Company may be required to pay a penalty of $50,000 for each such failure.

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If the Company fails to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of the Company’s outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, the Company will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

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If the Company elects to retain and pay federal income tax on its net long-term capital gain, in which case a stockholder would include in its proportionate share of the Company’s undistributed long-term capital gain in its income, would be allowed a credit for its proportionate share of the tax it is deemed to have paid, and an adjustment would be made to increase the stockholder’s basis in the Company’s common stock.

In addition, notwithstanding the Company’s status as a REIT, the Company also may have to pay certain state and local income taxes, because not all state and local jurisdictions treat REITs the same as they are treated for federal income tax purposes. Moreover, the Company’s taxable REIT subsidiary (as further described below) is subject to federal, state and local corporate income taxes on its net income.

Relief Provisions

The Code provides relief from violations of the REIT qualification requirements in certain circumstances which, if available, would allow the Company to continue to be taxable as a REIT. For example, relief may be available for a violation of the REIT gross income requirements, as described below under “Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of penalty tax. If the Company fails to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable the Company to maintain its qualification as a REIT. Even if these relief provisions are available to the Company, the amount of any resultant penalty tax could be substantial and impair its ability to maintain operations or make distributions to the Company’s stockholders.

Requirements for Qualification as a REIT

In order for the Company to qualify as a REIT, it must meet and continue to meet the requirements discussed below relating to its organization, sources of income, nature of assets and distributions of income to its stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, the Company must meet tests regarding its income and assets described below. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for the REIT rules set forth in Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)

that makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met in order to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes;

(9)	that does not have at the end of any taxable year any undistributed earnings and profits that were accumulated in any taxable year to which the provisions of Sections 856 through 859 did not apply;

(10)	that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders; and

(11)	that has not been a party to certain tax-deferred spin-off transactions.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year, that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that condition (6) must be met during the last half of each taxable year. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is treated as an individual. A pension trust that is qualified under Section 401(a) of the Code, however, generally is not considered an individual, and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of condition (6) above. Finally, the Company will be treated as having met condition (6) above if the Company complies with certain Treasury Regulations for ascertaining the ownership of its outstanding stock and if the Company did not know (or after the exercise of reasonable diligence would not have known) that its stock was sufficiently closely held during such year to cause the Company to fail condition (6).

The Company believes that it has been organized, has operated and has issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow the Company to satisfy each of the above conditions. In addition, the Company’s organizational documents contain restrictions regarding the transfer and ownership of stock that are intended to assist the Company in continuing to satisfy conditions (5) and (6) above but without causing the Company to violate the freely transferable shares requirement described in condition (2) above. See “Description of Piedmont Office Realty Trust, Inc. Capital Stock—Restrictions on Ownership and Transfer” for additional information. These restrictions, however, may not ensure that we will be able to satisfy the share ownership requirements in all cases.

Ownership of Subsidiary REIT

The Company owns indirectly 100% of the outstanding common stock of a subsidiary that has elected to be treated as a REIT for federal income tax purposes. The subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to the Company. The Company believes that the subsidiary REIT has been organized and operated and will continue to be organized and operated in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes. However, if the subsidiary REIT were to fail to qualify as a REIT, then (i) the subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “—Failure to Qualify as a REIT” below, and (ii) the Company’s indirect interest in the stock of the subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to the Company’s ownership in non-REIT corporations, qualified REIT subsidiaries and taxable REIT subsidiaries. See “Operational Requirements—Asset Tests” below. If the subsidiary REIT were to fail to qualify as a REIT, the Company would not meet the 10% voting stock test and the 10% value test with respect to the Company’s indirect interest in such REIT, in which event the Company would fail to qualify as a REIT unless it could avail itself of certain relief provisions.

Qualified REIT Subsidiaries

For purposes of the requirements described herein, any corporation the Company owns that is a qualified REIT subsidiary will not be treated as a corporation separate from the Company and all of its assets, liabilities, and items of income, deduction and credit will be treated as the Company’s assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

Interests in Partnerships

In the case of a REIT that is a partner in an entity or arrangement treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, the Company’s proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which it directly or indirectly through the Operating Partnership or disregarded entities owns an interest, will be treated as the Company’s assets, liabilities and items of income.

Under the Bipartisan Budget Act of 2015, liability is imposed on a partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by the Operating Partnership or any of our subsidiary partnerships, we intend to utilize the audit rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the Operating Partnership or the partners of any subsidiary partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.

Taxable REIT Subsidiaries

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal, state and local income tax as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. Several provisions in the Code regarding the arrangements between a REIT and its taxable REIT subsidiary ensure, however, that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT in excess of a certain amount. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the total value of any securities held by a REIT in all of its taxable REIT subsidiaries cannot exceed 20% (or 25% for taxable years beginning before January 1, 2018 and after December 31, 2008) of the REIT’s total asset value.

Under amendments made by TCJA to Section 172 of the Code, to the extent one or more of the Company’s taxable REIT subsidiaries have net operating loss carryforwards arising from losses sustained in taxable years beginning after December 31, 2017, the deduction for such carryforwards is limited to 80% of the taxable REIT subsidiary’s taxable income, and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

The Company currently has two taxable REIT subsidiaries, Piedmont Office Holdings, Inc. (“POH”) and Piedmont Office Holdings II, Inc. (“POH II”). The Company can give you no assurance, however, that POH, POH II or any taxable REIT subsidiaries that it forms in the future will not be limited in their ability to deduct interest payments (if any) made to the Company or the Operating Partnership. The Company also cannot assure you that the IRS would not seek to impose a 100% tax on it to the extent any taxable REIT subsidiary is undercompensated for any services it may perform for the Company’s tenants or the tenants of the Operating Partnership and the other partnerships in which the Company owns an indirect interest, or on a portion of the payments received by the Company from, or expenses deducted by, its taxable REIT subsidiaries. The subsidiary REIT has no taxable REIT subsidiaries.

Operational Requirements—Gross Income Tests

To maintain qualification as a REIT, the Company and its subsidiary REIT must each satisfy annually two gross income requirements.

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At least 75% of gross income for each taxable year must be derived directly or indirectly from certain sources including “rents from real property,” certain interests from mortgages on real property, gains from the sale of real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. This is referred to as the 75% Income Test.

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At least 95% of gross income for each taxable year must be derived from certain sources, including the sources of income that may be received for purposes of the 75% income tests, dividends, interest, gains from the sale or disposition of stock or securities and other specified sources. This is referred to as the 95% Income Test.

For purposes of both the 75% and 95% gross income tests, gross income excludes gross income from (i) dispositions of property held primarily for sale to customers in the ordinary course of a trade or business, (ii) certain foreign currency income and (iii) income and gain from certain hedging transactions.

The rents the Company will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT if the following conditions are satisfied:

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The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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In general, neither the REIT, nor a direct or constructive owner of 10% or more of the REIT’s stock, may directly or constructively own 10% or more of the ownership interests in a tenant, or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

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If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year, the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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A REIT may operate or manage its properties or provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. If the services provided by the Company with respect to a property are noncustomary, the income attributable to such services will constitute “impermissible tenant service income” which is nonqualifying gross income for purposes of the 95% and 75% Income Tests. In addition, if such income exceeds one percent of all amounts received or accrued with respect to that property (the “1% De Minimis Test”), then all of the amounts received from the tenants of that property, including their rent payments, will fail to qualify as “rents from real property.” For purposes of the 1% De Minimis Test, the value of the noncustomary services is deemed to be not less than (but could be more than) 150% of the Company’s direct costs of providing the noncustomary services.

Noncustomary services do not create impermissible tenant service income if they are provided through a taxable REIT subsidiary or by an independent contractor from whom the Company does not derive any income, who is adequately compensated for such service, who retains a separate charge from the tenants with respect to the services it provides to them, and who is not related to the Company under certain relationship tests. Services that are customarily offered by comparable properties in the relevant market but which are considered to be rendered “to the occupant” may be provided through an independent contractor retained by the REIT, even though the contractor does not receive a separate charge from the tenant.

The Company believes that the bulk of its income and the income of its subsidiary REIT qualify under the 75% Income Test and the 95% Income Test as rents from real property in accordance with the requirements described above. In this regard, the Company believes that most of its leases and the leases entered into by its subsidiary REIT are for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under the leases will be based on the net income or net profits of any person, although certain rentals under leases with retail tenants may be based on the gross sales of such retail tenant. In addition, none of the Company’s tenants are believed to be related-party tenants. The Company believes that the rent attributable to personal property does not exceed 15% of the total rent received under any lease. The Company also believes that all or most of the services to be performed with respect to its properties and the properties of its subsidiary REIT are those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant(s) of such property. The Company anticipates that in most cases any non-customary services that would create nonqualifying gross income in excess of the 1% De Minimis Test amount for any property are or will be provided by POH, POH II or another taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated, from whom the REIT derives no income and who retains a separate charge from the tenants for services it performs to them. The Company does not believe the amounts of non-qualifying income generated by it or its operating subsidiaries is or will be of a magnitude large enough to cause the Company to fail any of the income tests required for qualification as a REIT. The Company can give no assurance, however, that the actual future sources of its gross income or the gross income of its subsidiary REIT will allow the Company and its subsidiary REIT to satisfy the 75% Income Test and the 95% Income Test described above.

Notwithstanding the failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, an entity may still qualify as a REIT for that year if the entity is eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	the failure to meet these tests was due to reasonable cause and not due to willful neglect; and

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following the identification of the failure to meet the 75% Income Test or 95% Income Test for any taxable year, the REIT files a schedule with the IRS setting forth each item of its gross income for purposes of such tests for such taxable year in accordance with Treasury Regulations.

It is not possible, however, to state whether, in all circumstances, the Company or its subsidiary REIT would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that it intentionally accrues or receives exceeds the limits on nonqualifying income, the IRS could conclude that the Company’s failure to satisfy the tests was not due to reasonable cause. In addition, as discussed above in “—General—Taxation of the Company,” even if these relief provisions apply, a tax would be imposed on the net income attributable to the amount by which the Company fails to satisfy the applicable gross income test. The Company may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of its income.

Operational Requirements—Asset Tests

At the close of each quarter of the Company’s taxable year, a REIT also must satisfy a number of tests, referred to here as the Asset Tests, relating to the nature and diversification of the REIT’s assets. For purposes of the Asset Tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership or otherwise disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning all of the assets of a qualified REIT subsidiary or disregarded entity and its proportionate share of the assets held by any entity treated as a partnership for federal income tax purposes.

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First, at least 75% of the value of a REIT’s total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital and a proportionate share of any real estate assets owned by a partnership in which the REIT is a partner or of any qualified REIT subsidiary of the REIT. For taxable years beginning after December 31, 2015, real estate assets include debt instruments of publicly offered REITs and certain personal property that is leased in connection with real property.

•	Second, no more than 25% of the REIT’s total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, subject to certain exceptions, the value of any one issuer’s securities that a REIT owns may not exceed 5% of the value of the REIT’s total assets. Additionally, a REIT may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. The 5% and 10% Asset Tests do not apply to securities of a taxable REIT subsidiary, such as POH or POH II.

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Fourth, no more than 20% (25% for taxable years beginning before January 1, 2018 and after December 31, 2008) of the value of a REIT’s total assets may consist of the securities of one or more taxable REIT subsidiaries.

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Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of a REIT’s total assets may consist of debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

The Company must satisfy the Asset Tests at the close of each calendar quarter. A REIT will not lose REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which the REIT has not acquired any securities or other property if such failure occurs solely because of changes in asset values. If a REIT’s failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, the REIT must cure the Asset Test failure within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets and the assets of its subsidiary REIT to ensure compliance with the Asset Tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In this regard, the IRS could assert that a portion of the assets acquired by the Company pursuant to an internalization transaction in 2007, whereby the Company acquired certain asset management and property contracts and became self-managed and self-advised, would not be a qualifying asset for purposes of the Company’s compliance with the Assets Tests. The Company believes that the value of any such non-qualifying assets, when added to the value of its other non-qualifying assets, is not of a magnitude large enough to cause the Company to fail any of the Asset Tests. The Company can give no assurance however, that the IRS will not challenge the Company’s classification or valuation of such assets or that it will satisfy the Asset Tests described above.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which generally means debt that is not subject to contingencies (subject to certain exceptions) and is not convertible to equity. A security will not, however, qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that would qualify to satisfy the 75% Income Test described above under “Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.” The Code provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The Code also contains a number of provisions applicable to REITs, including relief provisions, that make it easier for REITs to satisfy the Asset Tests, or to maintain REIT qualification, notwithstanding certain violations of the Asset Tests, or certain other requirements.

One such provision applies to “de minimis” violations of the 10% and 5% asset tests described above. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that timeframe.

A second relief provision allows a REIT which fails one or more of the asset requirements, and is ineligible for relief under the de minimis rule, to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the applicable corporate tax rate (currently 21%) and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time-frame.

The Company believes that the value of securities it owns in any issuer which is not a REIT, qualified REIT subsidiary, taxable REIT subsidiary or partnership, including debt securities, does not exceed 5% of the total value of its assets and that the Company complies also with the 10% voting securities limitation and 10% value limitation with respect to each issuer of the securities the Company owns. The Company can provide no assurance, however, that the IRS will agree with its determination in this regard and, to the extent that the Company fails one or more of the Asset Tests, if it does not fall within the safe harbors described above, it may fail to qualify as a REIT.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, the REIT is required to make distributions, other than capital gain distributions, to its stockholders each year in the amount of at least equal to the sum of (A) (1) 90% of its adjusted REIT taxable income (computed without regard to the dividends-paid deduction and its net capital gain, and subject to certain other potential adjustments), and (2) 90% of the REIT’s net income, if any, (after tax) from foreclosure property, minus (B) the sum of specified items of non-cash income for all tax years. While a REIT must generally pay distributions in the taxable year to which they relate, it may also pay distributions in the following taxable year if (A) they are declared in October, November, or December with a record date in these months and the REIT pays the dividends on or before January 31 of the following year; or (B) (1) they are declared before the REIT timely files its federal income tax return for the taxable year in question, and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if the Company and its subsidiary REIT satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, the Company will still be subject to federal income tax on the excess of its net capital gain and its adjusted REIT taxable income over the amount of distributions to stockholders.

In addition, if the Company fails to distribute during each calendar year at least the sum of:

•	85% of its ordinary income for that year;

•	95% of its capital gain net income other than the capital gain net income which the Company elects to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

the Company will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by the Company. For this purpose, distributions declared in October, November, or December with a record date in these months and paid on or before January 31 of the following year will be treated as distributed in the prior year in the year declared.

The Company and its subsidiary REIT intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that there may be timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing the REIT’s taxable income. Further, under amendments to Section 451 of the Code made by TCJA, subject to certain exceptions, the Company must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in its financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer, chief financial officer, and certain other highly-compensated executive officers. Recent changes to Section 162(m) made by TCJA and effective for taxable years following December 31, 2017, which include the elimination of an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million and the expansion of the group of covered employees to which the limit applies, which may have the effect of increasing the Company’s REIT taxable income. It is also possible that the Company and its subsidiary REIT may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds the Company’s allocable share of cash attributable to that sale. In those circumstances, the REIT may have less cash than is necessary to meet its annual distribution requirement or to avoid income or excise taxation on undistributed income. The Company may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet the distribution requirements to which it is subject. If the Company or its subsidiary REIT fails to satisfy the distribution requirement for any taxable year by reason of a later adjustment to taxable income made by the IRS or in some other circumstances, the Company may be able to pay “deficiency dividends” in a later year and include such distributions in its deductions for dividends paid for the earlier year. In that event, the REIT may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends, but the Company would be required to pay an interest charge to the IRS based upon the amount of any deduction taken for deficiency dividends for the earlier year.

The Code also requires a REIT which has current or accumulated earnings and profits from non-REIT years of operation to distribute an amount equal to those earnings and profits prior to the end of its taxable year. Pursuant to the 2007 internalization transaction, the Company acquired through merger all of the business and assets of two existing C corporations which had earnings and profits. Immediately prior to the consummation of the acquisitions, however, each of the corporations made distributions to their stockholder in amounts represented to be equal to or in excess of their respective amounts of earnings and profits. The Company can give no assurance, however, that its calculation of earnings and profits prior to the mergers and the concomitant pre-merger distributions of earning and profits were sufficient to avoid termination of the Company’s REIT status. If the IRS were to successfully challenge this position and attempt to terminate the Company’s REIT status, the Company would have 90 days from the re-determination by the IRS within which to distribute the additional amounts of earnings and profits so determined in order to preserve the Company’s qualification as a REIT; however, in order to make any required distributions, the Company might need to borrow funds or liquidate certain investments on terms that may be disadvantageous to the Company or impair its future operations.

A further requirement for satisfaction of the annual distribution requirement is that the Company’s distributions must be structured so that it is entitled to a deduction for such distributions. Generally speaking, to be deductible the amount distributed by a REIT must not be preferential—i.e., every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than according to its dividend rights as a class. However, effective for distributions made in tax years after December 31, 2014, this rule no longer applies to publicly offered REITs. The IRS has issued a private letter ruling, which may not be relied upon as precedent, that a subsidiary REIT may be treated as a publicly offered REIT for these purposes. Accordingly, as we believe that the Company is publicly offered, the preferential dividend rule should no longer apply to its distributions. In this regard, the Company’s dividend reinvestment plan currently offers participating stockholders the opportunity to acquire additional shares of the Company’s common stock, utilizing what otherwise would be cash dividends to make such purchase, at a purchase price equal to 98% of the fair market value of shares of the Company’s common stock. Under prior versions of the Company’s dividend reinvestment plan, the purchase price was equal to 95% or 95.5% of the fair market value of shares of the Company’s common stock. In cases where a specific determination of fair market value was made prior to the Company’s shares being publicly traded, the fair market value of shares of the Company’s common stock was determined by its board of directors. The IRS has published a ruling which provides that a discount in the purchase price of a REIT’s newly-issued shares exceeding five percent of the stock’s fair market value is an additional benefit to participating stockholders that may result in a preferential dividend for purposes of Section 561 of the Code and for determining whether the annual distribution requirement for REIT qualification has been satisfied. Accordingly, while the purchase price for shares of the Company’s common stock pursuant to its dividend reinvestment plan has been set to come within the safe harbor discount amount set forth by the IRS in its published ruling, because the fair market value of the Company’s common stock prior to its listing on a national securities exchange was not susceptible to a definitive determination, the IRS could take the position that the fair market value of the Company’s common stock was actually greater than the value determined by the Company for purposes of the dividend reinvestment plan. If the IRS were to successfully challenge the Company’s valuation prior to the Company’s shares being publicly traded, the discount in the purchase price under the plan could be deemed to exceed five percent, causing all or a portion of the Company’s dividend distributions in a given year to be deemed preferential and, therefore, not deductible, as required. In such event, it is likely that the Company’s status as a REIT would be terminated for such year for a failure to satisfy the 90% annual distribution test for REIT qualification, unless the Company is able to take advantage of the “deficiency dividend” provisions set forth in the Code which would allow it to make distributions to its stockholders within a specified period of time following a determination by the IRS that it had failed the 90% annual distribution test for a given year. No assurance can be given, however, that the Company would be in a position to utilize such provisions. Although the board of directors believes that the fair market value of the Company’s shares of common stock determined by it for purposes of the dividend reinvestment plan is accurate, there can be no assurance given that the IRS will not successfully challenge the Company’s valuation or that the Company will not be deemed to have failed to satisfy the 90% annual distribution requirement. There is no assurance, either, that any statutory relief provisions will be available to enable the Company to take actions necessary to avoid termination of its status as a REIT or, if such relief provisions are available, that the Company will be able to take the actions required to maintain its status as a REIT.

To the extent that in the future that the Company may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Company must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to the Company’s shareholders of any distributions that are actually made. Under amendments made by TCJA to Section 172 of the Code, the Company’s deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of the Company’s REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

As noted above, the Company may also elect to retain, rather than distribute, its net long-term capital gains. The effect of such an election would be as follows:

•	the Company would be required to pay the federal income tax on these gains;

•

taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

the basis of the stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing its adjusted REIT taxable income, the Company uses the accrual method of accounting and depreciates depreciable property under the alternative depreciation system. The Company is required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires the Company to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS could challenge positions the Company takes in computing its adjusted REIT taxable income and its distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Company’s affiliates. If the IRS were to successfully challenge the Company’s characterization of a transaction or determination of adjusted REIT taxable income, the Company could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, the Company is determined to have failed to satisfy the distribution requirements for a taxable year, it would be disqualified as a REIT, unless the Company were permitted to pay a deficiency dividend to its stockholders and pay interest thereon to the IRS, as provided by the Code.

Additionally, Section 163(j) of the Code, as amended by TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. The Company’s leasing, management and operation of office properties should constitute a real property trade or business, and the Company may elect not to have the interest deduction limitation apply to that trade or business. Further, the IRS has issued proposed regulations that include a safe harbor that would allow any REIT to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. These proposed regulations are not yet effective, but taxpayers are permitted to rely on them if they do so consistently. If the Company does not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the new interest deduction limitation could result in the Company having more REIT taxable income and thus increase the amount of distributions the Company must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause the Company’s taxable REIT subsidiaries (who may not independently qualify to make the Section 469(c)(7)(C) election) to have greater taxable income and thus potentially greater corporate tax liability.

Further, some of the Company’s investments may be in the form of sale-leaseback transactions which the Company generally intends to treat as true leases for U.S. federal income tax purposes. Depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease, but is more properly treated in some other manner. If such re-characterization were successful, the Company would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause the Company to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset the Company would be treated as holding or the income the Company would be treated as having earned and such failure could result in the Company failing to qualify as a REIT. The amount or timing of income inclusion or the loss of depreciation deductions resulting from the re-characterization would result in adjustments to the Company’s adjusted REIT taxable income and might cause the Company to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure, might increase the Company’s tax liability, or might result in a larger portion of the Company’s distributions being treated as ordinary dividend income to its stockholders.

Operational Requirements—Record Keeping

The Company must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the IRS. Such Treasury Regulations require that the Company request, on an annual basis, certain information designed to disclose the ownership of the Company’s outstanding shares. The Company intends to comply with these requirements.

Failure to Qualify as a REIT

If the Company fails to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at the regular corporate rate. The Company will not be able to deduct dividends paid to its stockholders in any year in which it fails to qualify as a REIT. In this situation, to the extent of the Company’s current and accumulated earnings and profits, all distributions to its stockholders that are individuals will generally be taxable at capital gains rates, and, subject to limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. The Company also will be disqualified for the four taxable years following the year during which qualification was lost unless it is entitled to relief under specific statutory provisions. It is not possible to state whether the Company would be entitled to such statutory relief in all circumstances. In addition, to re-elect REIT status after being disqualified, the Company would have to distribute as dividends, no later than the end of its first taxable year as a re-electing REIT, all of the earnings and profits attributable to non-REIT taxable years. Thus, to re-elect REIT status after being disqualified, the Company could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

Prohibited Transactions Tax

Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, the Company will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property and (iii) the Company either (a) has seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom the Company derives no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

•	the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of the Company’s assets as of the beginning of the taxable year;

•	the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of the Company’s assets as of the beginning of the taxable year;

•

for sales after December 31, 2015, the aggregate tax basis of property sold during the year of sale is 20% or less of the aggregate tax basis of all of the Company’s assets as of the beginning of the taxable year, and the aggregate tax basis of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate tax basis of all of the Company’s assets on the first day of the year of sale and the two preceding years; or

•

for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of the Company’s assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of the Company’s assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of the Company’s property sales will qualify for the safe harbor. Nevertheless, the Company intends to own its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, redeveloping and owning rental properties and making occasional sales of properties as are consistent with its investment objectives. However, the Internal Revenue Service may successfully contend that some of the Company’s sales are prohibited transactions, in which case the Company would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Other Tax Considerations

The Company believes that the Operating Partnership and each of the partnerships in which the Operating Partnership is a joint venture partner with third parties qualifies as either a partnership or a disregarded entity for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership (within the meaning of Section 7704 of the Code).

If a partnership in which the Company invested were treated as an association taxable as a corporation, (i) the value of the Company’s interest in such partnership would no longer qualify as a real estate asset for purposes of the 75% asset test, (ii) the Company would cease to qualify as a REIT if its ownership interest in such partnership exceeded 10% of the partnership’s voting interests, or the value of its debt and equity interest in such partnership exceeded 5% of the value of the Company’s total assets or 10% of the value of the partnership’s outstanding debt and equity securities. Furthermore, in such a situation, distributions from such partnership to the Company would be treated as dividends, which do not qualify in satisfying the 75% gross income test described above and which therefore could make it more difficult for the Company to meet such test, and the Company would not be able to deduct its share of losses generated by such partnership in computing its net taxable income.

Taxation of Taxable U.S. Stockholders

Definitions

In this section, the phrase “U.S. stockholder” means a holder of the Company’s common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

The U.S. federal income tax treatment of a partner in a partnership that holds common stock of the Company generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to shares of the Company’s common stock generally will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends to the extent they do not exceed the amount of the Company’s current or accumulated earnings and profits. Such dividends, other than qualified dividend income, will be taxable to stockholders as ordinary income. As long as the Company qualifies as a REIT, these distributions are not eligible for the dividends-received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates in effect for qualified distributions received by individuals from taxable “C” corporations. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from the Company to the extent that the distributions are treated as qualified dividend income. Dividends will be treated as qualified dividend income to the extent that the income is attributable to (i) income retained by the Company in the prior taxable year on which the Company was subject to corporate level income tax (less the amount of tax), (ii) distributions received by the Company from taxable “C” corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the Company from “C” corporations in carryover basis transactions (less the amount of corporate tax on such income).

The taxation of ordinary REIT dividends has been significantly changed by TCJA, which makes comprehensive changes to the federal income tax treatment of individuals, estates and trusts that generally are effective for taxable years beginning on or after January 1, 2018 and, subject to certain exceptions, expire on December 31, 2025 unless Congress takes action to extend the effectiveness of such changes beyond the scheduled sunset date. In addition to eliminating or limiting various deductions for non-corporate taxpayers and increasing the standard deduction, TCJA also reduced the maximum U.S. federal income tax rate from 39.6% to 37% for individuals filing singly with taxable income over $500,000 and married taxpayers filing jointly with taxable income over $600,000. The TCJA also made generally beneficial changes to the tax rates and tax brackets applicable to taxable income below those thresholds.

In addition, under Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Pursuant to the Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described above. Like most of the other changes made by TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of the Company’s shares subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

A corporate U.S. holder of the Company’s shares generally will not qualify for the dividends received deduction generally available to corporations that receive dividends from non-REIT C corporations, but under the TCJA will be subject to U.S. federal income tax on dividends at a rate of 21% (compared to a maximum rate of 35% under prior law).

To the extent that the Company makes a distribution in excess of the amount of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis of a U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that the Company declares in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by the Company and received by the stockholder on December 31 of the year; provided, that the Company actually pays the distribution during January of the following calendar year. U.S. stockholders may not include any of the Company’s losses on their own federal income tax returns.

The term “earnings and profits” is a concept used extensively throughout corporate tax law, but the term is not defined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. As described above, if a corporation has no earnings and profits, distributions generally will be considered as a return of capital and, thereafter, as capital gain.

The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of whether the Company has any earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that the Company properly designates as “capital gain dividends” normally will be treated as long-term capital gains to the extent they do not exceed the Company’s actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held its stock. If the Company designates any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS

Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rate of 20% in the case of stockholders who are individuals, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that the Company elects to retain and pay tax on.

Certain Dispositions of Shares of the Company’s Common Stock

In general, capital gains recognized by U.S. stockholders that are individuals upon the sale or disposition of shares of the Company’s common stock will be subject to a maximum federal income tax rate of 20% if such stock is held for more than 12 months, and will be taxed at ordinary federal income rates, with the maximum rate being 37%, if such stock is held for 12 months or less. The IRS has the authority to issue (but has not yet issued) regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of a capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by U.S. stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of shares of the Company’s common stock will be considered capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of the Company’s common stock by a U.S. stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from the Company that are required to be treated by the stockholder as long-term capital gain.

If a U.S. stockholder has shares of the Company’s common stock redeemed by the Company, such U.S. stockholder will be treated as if it sold the redeemed shares if (i) all of its shares of the Company’s common stock are redeemed (after taking into consideration certain ownership attribution rules set forth in the Code) or (ii) such redemption is (a) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (b) substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to the U.S. stockholder’s stock. (See “—Distributions Generally.”) U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of the Company’s shares.

Medicare Tax on Unearned Income

A U.S. stockholder that is an individual, an estate, or a trust (other than certain types of exempt trusts) will generally be subject to a 3.8% tax on the lesser of (1) such person’s “net investment income” for the relevant taxable year and (2) the excess of such person’s modified adjusted gross income for the taxable year over a certain threshold (which threshold will generally be (a) $250,000 in the case of a married individual filing a joint return, and (b) $200,000 in the case of an unmarried individual). A U.S. stockholder’s net investment income will generally include his or her ordinary and capital gain dividend income received in respect of the common stock of the Company, as well as gains from the sale or disposition of the Company’s common stock, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities). If you are a U.S. stockholder and are an individual, estate, or trust, you are urged to consult your own tax advisor regarding the potential applicability of this tax to your income and gains in respect of your investment in the common stock of the Company.

Passive Activity Losses and Investment Interest Limitations

Distributions made by the Company and gain arising from the sale or exchange by a U.S. stockholder of the Company’s stock will not be treated as passive activity income. As a result, a U.S. stockholder will not be able to apply any “passive losses” against income or gain relating to the Company’ stock. Distributions made by the Company, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Net capital gain derived from a disposition of the Company’s stock (or capital gain dividends) generally will be excluded from a U.S. stockholder’s investment income unless the U.S. stockholder elects to have such gain taxed at ordinary income rates.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

The Company will report to its U.S. stockholders and to the IRS the amount of distributions made or deemed made by it during each calendar year and the amount of tax withheld, if any, by it. Under some circumstances, U.S. stockholders may be subject to backup withholding (currently at a rate of 24%) on payments made with respect to, or cash proceeds of a sale or exchange of, the common stock of the Company. Backup withholding will apply only if the U.S. stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that it has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and distribution payments or has been notified by the IRS that it is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Statement of Stock Ownership

The Company is required to demand annual written statements from the record holders of designated percentages of the Company’s common stock disclosing the actual owners of the shares. Any record stockholder who, upon the Company’s request, does not provide the Company with required information concerning actual ownership of the shares is required to include specified information relating to its shares in its U.S. federal income tax return. The Company also must maintain permanent records showing the information the Company has received about the actual ownership of the Company’s common stock and a list of those stockholders failing or refusing to comply with the Company’s demand.

Treatment of Tax-Exempt Stockholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business, dividend income with respect to the Company’s shares and gain from the sale of the

Company’s shares will not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder. Generally, “debt financed property” is property the acquisition or holding of which was financed through borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Company’s common stock will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.

Notwithstanding the foregoing, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any pension trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10% by value of the interests in the Company. A pension-held REIT includes any REIT if:

•

at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust rather than by the trust itself.

The percentage of any REIT dividend from a pension-held REIT that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The Company believes that it is not, and does not expect to become, a pension-held REIT, and accordingly, the tax treatment described above should not apply to the Company’s tax-exempt shareholders. Because the Company’s stock is publicly traded, however, the Company cannot guarantee that it will not become a pension-held REIT in the future.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, referred to collectively as “Non-U.S. Holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. Holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in the Company’s common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

In general, Non-U.S. Holders will be subject to regular U.S. federal income tax with respect to their investment in the Company if the income from the investment is deemed “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States. A corporate Non-U.S. Holder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the “branch profits tax” under Section 884 of the Code, which is imposed in addition to regular U.S. federal income tax at the rate of 30% (subject to reduction under a tax treaty, if applicable). Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to Non-U.S. Holders whose income from their investment in the Company is not effectively connected (except to the extent that the Foreign Investment in Real Property Tax Act, or FIRPTA, rules discussed below treat such income as effectively connected income).

Ordinary Dividends

The portion of distributions received by Non-U.S. Holders payable out of the Company’s earnings and profits which are not attributable to the Company’s capital gains and which are neither effectively connected with a U.S. trade or business of the Non-U.S. Holder nor treated as effectively connected income under the FIRPTA rules applicable to distributions attributable to the disposition of a U.S. real property interest, or USRPI, will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. The Company intends to withhold at the rate of 30% on all such distributions to Non-U.S. Holders unless it receives confirmation of a Non-U.S. Holder’s entitlement to a reduction in such rate by treaty. In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of the Company’s common stock. In cases where the dividend income from a Non-U.S. Holder’s investment in the Company’s common stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions

Unless the common stock of the Company constitutes a USRPI, as described in “—Dispositions of the Company’s Common Stock” below, distributions by the Company which are not dividends out of the Company’s earnings and profits will not be subject to U.S. federal income tax to the extent such distributions do not exceed the Non-U.S. Holder’s basis in such stock but rather will reduce the adjusted basis of such shares. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends; however, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of the Company’s current and accumulated earnings and profits. If the Company’s common stock constitutes a USRPI, as described below, distributions by the Company to a Non-U.S. Shareholder (other than a qualified foreign pension fund or a qualified shareholder, as defined below) that exceed the sum of its earnings and profits plus the stockholder’s basis in the stock of the Company will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the Non-U.S. Holder’s share of the Company’s earnings and profits.

Capital Gain Distributions

Subject to certain exceptions described below, a distribution made by the Company to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by the Company directly or through pass-through subsidiaries, or “USRPI gains,” will be treated under FIRPTA as effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See “—Ordinary Dividends” above for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. The Company will be required to withhold tax equal to 21% of the amount of dividends to the extent the dividends constitute USRPI gains. A capital gain dividend paid by the Company that would otherwise have been treated as a USRPI gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from the Company (see “—Ordinary Dividends” above), provided, that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the relevant distribution. Although not entirely free from doubt, capital gain dividends received by a Non-U.S. Holder from a REIT that are not USRPI gains should not be treated as ordinary dividend income under the foregoing rule and thus generally should be exempt from U.S. federal income tax, although such amounts may be subject to withholding tax. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax for a Non-U.S. Holder which is a corporation. A distribution is not a USRPI gain if the Company held the underlying asset solely as a creditor.

Notwithstanding the foregoing rules, any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds the Company’s stock (directly or indirectly through one or more partnerships) will not be treated as a distribution to a foreign person for purposes of FIRPTA and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

In addition, subject to the exception discussed later in this paragraph, any distribution to a “qualified shareholder” who holds the Company’s stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA on distributions made with respect to that stock that are attributable to gain from sales or exchanges of USRPIs and thus will not be subject to the 21% withholding tax imposed on such distributions under FIRPTA. If a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the Company’s stock, then a portion of the Company’s stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder, and distributions made with respect to that stock that are attributable to gain from sales or exchanges of USRPIs will be subject to FIRPTA.

A qualified shareholder is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Dispositions of the Company’s Common Stock

Gain recognized by a Non-U.S. Holder from the sale or exchange of shares of the Company’s common stock generally will not be subject to U.S. federal income tax unless:

(1)

the investment in the Company’s common stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder generally will be subject to the same treatment as domestic shareholders with respect to any gain (and corporate Non-U.S. Holders may be subject to the additional branch profits tax under certain circumstances);

(2)

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or

(3)	the shares of the Company’s common stock constitute a USRPI.

Shares of the Company’s common stock will not constitute a USRPI if the Company is a domestically controlled REIT. The Company will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of the Company’s stock is held, directly or indirectly, by Non-U.S. Holders. The Company believes that it is a domestically controlled REIT and, therefore, that the sale of shares of its common stock will not be subject to taxation as USRPIs. Because the Company’s stock is publicly traded, however, there can be no guarantee that the Company is or will continue to be a domestically controlled REIT.

Even if the Company does not qualify as a domestically controlled REIT, gain arising from the sale by a Non-U.S. Holder of shares of the Company’s common stock will not be subject to U.S. federal income tax as effectively connected income if:

(1)	the class of shares sold is considered (under applicable Treasury Regulations) regularly traded on an established securities market, such as the New York Stock Exchange; and

(2)

the selling Non-U.S. Holder owned, actually or constructively, 10% or less in value of the outstanding class of shares being sold throughout the shorter of the period during which the Non-U.S. Holder held such class of shares or the five-year period ending on the date of the sale or exchange.

In addition, dispositions of the Company’s stock by a qualified shareholder or a qualified foreign pension fund will not be subject to tax or withholding under FIRPTA, subject in the case of qualified shareholders to the exception described above relating to foreign investors who own more than 10% of the Company’s stock.

If gain on the sale or exchange of shares of the Company’s common stock by a Non-U.S. Holder is treated as gain from the sale of a USRPI, the Non-U.S. Holder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. Holders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

FATCA

The “Foreign Account Tax Compliance Act” or “FATCA” imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, the Company’s stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules of federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in the Company’s stock.

State and Local Taxation

The Company and its operating subsidiaries, and any operating subsidiaries the Company may form in the future, may be subject to state and local tax in states and localities in which the Company or they do business or own property. The tax treatment of the Company, the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements the Company or the Operating Partnership may form or enter into and the tax treatment of the holders of the Company’s common stock in local jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in the Company’s common stock.

Tax Shelter Reporting

If a holder of the Company’s common stock recognizes a loss as a result of a transaction with respect to the Company’s common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not exempted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

Taxation of Holders of Preferred Stock, Depositary Shares and Debt Securities

If the Company offers one or more series of preferred stock or depositary shares, if the Operating Partnership offers debt securities, or if selling security holders resell such securities, then there may be tax consequences for the holders of such securities not discussed herein. For a discussion of any such additional consequences, see the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices, or at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the price at which such securities will be offered;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

King & Spalding LLP and Venable LLP will pass upon the validity of the securities offered by this prospectus. King & Spalding LLP will pass upon certain tax matters related to the Company.

EXPERTS

The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Piedmont Office Realty Trust, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Piedmont Operating Partnership, LP

$400,000,000 6.875% Senior Notes due July 15, 2029

guaranteed by

Piedmont Office Realty Trust, Inc.

Prospectus Supplement

BofA Securities

Wells Fargo Securities

J.P. Morgan

Truist Securities

Morgan Stanley

TD Securities

US Bancorp

PNC Capital Markets LLC

Scotiabank

Ramirez & Co., Inc.